UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GAIN CAPITAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Bedminster One
135 U.S. Highway 202/206
Bedminster, New Jersey 07921
October 15, 2015
To our stockholders:
It is our sincere pleasure to invite you to GAIN Capital Holdings, Inc.’s 2015 Annual Meeting of stockholders. This year’s meeting will be held on November 30, 2015 at 2:30 p.m. Eastern Time. You will be able to attend the 2015 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/gcap2015AM. At this important meeting, we will focus on the business items listed in the notice of meeting, which follows on the next page.
On or about October 16, 2015, we will mail a notice containing instructions on how to access our 2015 proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”) over the Internet and vote online (the “E-Proxy Notice”). The E-Proxy Notice contains instructions on how you can receive a paper copy of the proxy statement and our Annual Report.
Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. Instructions for stockholders of record who wish to vote using a toll-free telephone number, the Internet or transmittal of a proxy card by mail are contained in the E-Proxy Notice. If your shares are held in the name of a bank, brokerage firm, fiduciary or custodian, as record holder of your shares, follow the voting instructions on the form you receive from your record holder. The method of submitting a voting proxy through any such record holder will depend on their voting procedures.
We look forward to having you attend the Annual Meeting.
Sincerely,

Peter Quick
Chairman of the Board of Directors

Glenn H. Stevens
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 30, 2015.
This proxy statement and our Annual Report to stockholders are available at www.proxyvote.com.
Bedminster One
135 U.S. Highway 202/206
Bedminster, New Jersey 07921
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 30, 2015
The 2015 Annual Meeting of stockholders of GAIN Capital Holdings, Inc. (the “Annual Meeting”) will be held on November 30, 2015 at 2:30 p.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/gcap2015AM, for the following purposes:

(1)	To elect one (1) Class II Director to serve until the 2018 Annual Meeting of stockholders, or until his successor shall have been duly elected and qualified;

(2)	To approve the Company’s 2015 Omnibus Incentive Compensation Plan;

(3)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015;

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
Holders of record of our common stock at the close of business on October 8, 2015 are entitled to notice of, and to vote at, the Annual Meeting. Stockholders of record may vote their shares via a toll-free telephone number, over the Internet or, if a proxy card has been received by mail, by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the E-Proxy Notice. If your shares are held in the name of a bank, brokerage firm, fiduciary or custodian as record holder of your shares, follow the voting instructions on the form you receive from your record holder. The method of submitting a voting proxy through any such record holder will depend on their voting procedures.
IT IS IMPORTANT THAT YOUR SHARES BE VOTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE E-PROXY NOTICE. IF YOU RECEIVED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION, AS DESCRIBED IN THE ACCOMPANYING PROXY MATERIALS.

October 15, 2015    By Order of the Board of Directors,

Diego Rotsztain
Executive Vice President,
General Counsel and Secretary

GAIN CAPITAL HOLDINGS, INC.
Bedminster One
135 U.S. Highway 202/206
Bedminster, New Jersey 07921

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of GAIN Capital Holdings, Inc. (the “Board of Directors”) of proxies to be voted at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, November 30, 2015 at 2:30 p.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/gcap2015AM, and at any adjournment or adjournments thereof. Holders of record of shares of our common stock, $0.00001 par value (“Common Stock”), as of the close of business on October 8, 2015, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of the record date, there were 49,150,673 shares of Common Stock issued and outstanding (excluding shares held by the Company as treasury stock). Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
In this proxy statement, “GAIN”, “Company”, “we”, “us”, and “our” refer to GAIN Capital Holdings, Inc. and, except as otherwise specified herein, include GAIN’s subsidiaries.
PROPOSALS
If proxies are properly submitted by telephone, via the Internet or by signing, dating and returning a proxy card, which you may have elected to receive by mail, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, and the proxy card is signed, the shares of Common Stock represented by the proxies will be voted:

(1)	FOR the election of one (1) Class II Director to serve until the 2018 Annual Meeting of Stockholders, or until his successor shall have been duly elected and qualified;

(2)	FOR the approval of the Company’s 2015 Omnibus Incentive Compensation Plan;

(3)	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
The Board of Directors does not know of any matters other than proposals (1), (2) and (3) listed above to be brought before the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by (1) written notice addressed to and received by our Secretary, (2) by submitting a duly executed proxy bearing a later date, (3) granting a subsequent proxy through the Internet or telephone, or (4) by electing to vote at the Annual Meeting. Your most recent proxy card or telephone or Internet proxy is the one that is counted.
REQUIRED VOTE
In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Cumulative voting for the election of directors is not permitted.

The affirmative vote by the holders of a majority of the shares of Common Stock cast at the Annual Meeting is required for the approval of the Company’s 2015 Omnibus Incentive Compensation Plan and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015, provided a quorum is present in person or by proxy.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the record date will constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Shares not present at the Annual Meeting and shares voting “abstain” have no effect on the election of directors, the approval of the 2015

Omnibus Incentive Compensation Plan or the ratification of the selection of our independent registered public accounting firm because they are not considered “votes cast” under Delaware law.
If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you.
Information About These Proxy Materials
Why you received these proxy materials. You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. If you own our Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice relating to these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:
Broadridge Corporate Issuer Solutions, Inc.
1717 Arch Street, Suite 1300
Philadelphia, PA 19103
Telephone: (800) 830-4936

Notice of Internet Availability of Proxy Materials. In accordance with rules and regulations adopted by the SEC, we are furnishing proxy materials to all of our stockholders over the Internet. On or about October 16, 2015, we will begin distributing to all stockholders a notice containing instructions on how to access our 2015 proxy statement and Annual Report and vote online at www.proxyvote.com (the “E-Proxy Notice”). The E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The E-Proxy Notice also instructs you as to how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Stockholders may sign up to receive future E-Proxy Notices and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs, eliminate bulky paper documents from your personal files and mitigate the environmental impact of our Annual Meeting. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. For additional information regarding electronic delivery enrollment visit www.investorvote.com (for holders of record) or www.proxyvote.com (for holders through intermediaries) or contact our transfer agent or your broker.

Householding. The SEC’s rules permit us to deliver a single E-Proxy Notice or a set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one E-Proxy Notice or a set of Annual Meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the E-Proxy Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the E-Proxy Notice or Annual Meeting materials, contact:
Broadridge Corporate Issuer Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
Telephone: (800) 542-1061
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future E-Proxy Notices or Annual Meeting materials and other communications for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING OF STOCKHOLDERS
What is the purpose of the 2015 Annual Meeting of Stockholders?
At the Annual Meeting of Stockholders, our stockholders will be asked to:

(1)	Elect one Class II Director nominee;

(2)	Approve the Company’s 2015 Omnibus Incentive Compensation Plan;

(3)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

(4)	Transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
Who is entitled to vote?
The record date for the Annual Meeting is October 8, 2015. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The only class of stock entitled to be voted at the Annual Meeting is our Common Stock. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. As of the record date, there were 49,150,673 shares of Common Stock issued and outstanding (excluding shares held by the Company as treasury stock).
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank, brokerage firm or similar institution on a person’s behalf.
For shares held in street name, your bank or brokerage firm will not be able to vote your shares with respect to the election of directors if you have not provided them with directions as to how to vote your shares that they hold.
Am I entitled to vote if my shares are held in “street name”?
If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.
If you do not give instructions to your bank or brokerage firm within ten days of the Annual Meeting, the record holder may vote on matters that the New York Stock Exchange (“NYSE”) determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification of Appointment of the Independent Registered Public Accounting Firm (proposal (3)) is a routine matter, while proposals (1) and (2) are each non-routine matters. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. For example, your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. Broker non-votes do not count as votes for or against any proposal. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.
As the beneficial owner of shares of Common Stock, you are invited to attend the Annual Meeting. If you are a beneficial owner, however, you may not vote your shares at the Annual Meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the record date will constitute a quorum.
Who can attend the 2015 Annual Meeting of Stockholders?
All of the Company’s stockholders entitled to vote at the Annual Meeting may attend our 2015 Annual Meeting of Stockholders via live webcast at www.virtualshareholdermeeting.com/gcap2015AM.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the outstanding shares represented at the Annual Meeting, by proxy or in person, and entitled to vote, may adjourn the Annual Meeting.
How do I vote?
Stockholders of record can vote while attending the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	by Telephone — You can vote by telephone by calling 1-800-690-6903 and following the instructions on the E-Proxy Notice or proxy card;

•	by Internet — You can vote over the Internet at www.proxyvote.com by following the instructions on the E-Proxy Notice or proxy card; or

•	by Mail — You can vote by mail by signing, dating and mailing the proxy card, which you may have elected to receive by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, 7 days a week and will close at 11:59 p.m., Eastern Time, on November 29, 2015.
If your shares are held in the name of a bank, brokerage firm or other record holder, you will receive instructions from the record holder. You must follow the instructions of the record holder in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.
Can I change my vote after I submit my proxy?
Yes, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	granting a subsequent proxy through the Internet or telephone;

•	if you are a registered stockholder, by giving written notice of such revocation to the Secretary of GAIN prior to or at the Annual Meeting; or

•	electing to vote while attending the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote while attending the Annual Meeting.

Who will count the votes?
Representatives of Broadridge Corporate Issuer Solutions, Inc., our inspectors of election, will tabulate and certify the votes. Alternatively, a representative of our transfer agent may serve as an inspector of election.
How does the Board of Directors recommend I vote on the proposals?
The Board of Directors recommends that you vote:

(1)	FOR the election of the Class II Director nominee;

(2)	FOR the approval of the Company’s 2015 Omnibus Incentive Compensation Plan; and

(3)	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.
What if I do not specify how my shares are to be voted?
If you submit a signed proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holder will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominee?
In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In a contested election (i.e., one in which one or more candidates have been nominated by any of our stockholders in accordance with our Amended and Restated Bylaws), the voting standard will be a plurality of votes cast. Cumulative voting for the election of directors is not permitted. In the election of directors, stockholders may either vote “FOR” each nominee for election, “AGAINST” each nominee for election, or “ABSTAIN” their votes from one or more nominees for election. Shares that are represented by valid proxy cards or properly voted via the Internet and that are marked “ABSTAIN” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the properly submitted proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominee for Class II Director named in this proxy statement. Our Corporate Governance Guidelines provide that an incumbent director nominee is expected to tender his or her resignation promptly if he or she fails to receive the required number of votes for re-election. If an incumbent director fails to receive the required vote for re-election and tenders his or her resignation, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration and action by our Board of Directors.
How many votes are required to approve the 2015 Omnibus Incentive Compensation Plan?
The approval of the 2015 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to approve the 2015 Omnibus Incentive Compensation Plan. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.
How many votes are required to ratify the appointment of our independent registered public accounting firm?
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting. You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.
What is an abstention and how will abstentions be treated?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares voting “abstain” have no effect on the election of directors, the approval of the 2015 Omnibus Incentive Compensation Plan or the ratification of our independent registered public accounting firm for the year ending December 31, 2015.
.
What are broker non-votes and what effect do they have on the proposals?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors and the approval of the 2015 Omnibus Incentive Compensation Plan. Broker non-votes count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to individual proposals relating to non-routine matters. Thus, if you do not give your broker specific instructions, your shares may not be voted on these matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.
Where can I find the voting results of the 2015 Annual Meeting of Stockholders?
We plan to announce preliminary voting results at the Annual Meeting and we will include the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

Proxy Solicitation
We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of this proxy statement, the Annual Report, the E-Proxy Notice, the proxy card and any additional information furnished to stockholders. Copies of our E-Proxy Notice will be furnished to banks, brokerage firms, fiduciaries and custodians holding shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation material to such beneficial owners. We will bear the cost of maintaining a website compliant with SEC regulations to provide internet availability of this proxy statement, our Annual Report and proxy card. We have retained Broadridge Corporate Issuer Solutions, Inc. in connection with this Annual Meeting to provide such a web hosting facility for such purposes. No additional compensation will be paid to our directors, officers or other employees in connection with our Annual Meeting.
Independent Registered Public Accounting Firm
We have been advised that a representative of Deloitte & Touche LLP, our independent registered public accounting firm for the year ended December 31, 2015, will attend the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to questions.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Third Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, with each class serving a consecutive three-year term. Currently, our Board of Directors is comprised of six members.
The term of the current Class II Director will expire on the date of the Annual Meeting. The nominee for election as the Class II Director at the Annual Meeting is described below. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the candidate for election. If elected, the nominee is expected to serve for a three-year term expiring at the Annual Meeting of stockholders of the Company in 2018 or until a successor has been elected and qualified. The Board of Directors expects that the nominee will be available for election as a director. However, if by reason of an unexpected occurrence, the nominee is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Nominating and Corporate Governance Committee may propose.
Set forth in the table below is certain information about the nominee for election as the Class II Director, as well as those members of the Board of Directors whose current terms will extend beyond the Annual Meeting, including each director’s age and length of service as a director of GAIN, business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves or has served in the past five years. There are no family relationships among any of our directors, nominees for director and executive officers.

DIRECTOR NOMINEES
Class II Director (Nominee for Election)

Name, Present Position with GAIN	Age	Director Since	Principal Occupation and Business Experience
Christopher S. Sugden Member of Audit Committee Chairman of Compensation Committee Member of Nominating and Corporate Governance Committee	45	2006
Since 2009, Mr. Sugden has served as Managing Partner and Chairman of the Investment Committee of Edison Ventures’ growth capital fund. From April 2002 to May 2007, Mr. Sugden held various positions with Edison Ventures, including Partner and Principal. From January 1999 to December 2001, Mr. Sugden served as Executive Vice President and Chief Financial Officer of Princeton eCom, a privately held financial services software company. Mr. Sugden currently serves as a member of the Board of Directors of Billtrust, Inc., Business Financial Services, Inc., Compliance Science, Inc., Folio Dynamix, Inc., PHX, Inc., Operative Media, Inc., Options City, Inc., Trader Tools, Inc. and SciVantage, Inc. A certified public accountant, Mr. Sugden received a BA in Accounting, with Honors, from Michigan State University.

OTHER DIRECTORS

Class III Directors (terms shall expire at the 2016 Annual Meeting of Stockholders)

Name, Present Position with GAIN	Age	Director Since	Principal Occupation and Business Experience
Joseph Schenk Chairman of Audit Committee Member of Compensation Committee Member of Risk Committee Member of Nominating and Corporate Governance Committee	56	2008
Since October 2012, Mr. Schenk has worked with The Carlyle Group as a Senior Advisor. Prior to that, Mr. Schenk served as Chief Executive Officer of First NY Securities, LLC, a principal trading firm, beginning in June 2009. From June 2008 to March 2009, Mr. Schenk served as Chief Executive Officer of Pali Capital, Inc., a financial services firm. From January 2000 until December 2007, Mr. Schenk served as Chief Financial Officer and Executive Vice President of Jefferies Group, Inc. ("Jefferies"), a full-service investment bank and institutional securities firm. Mr. Schenk also served as Senior Vice President, Corporate Services, of Jefferies from September 1997 through December 1999. From January 1996 through September 1997, Mr. Schenk served as Chief Financial Officer and Treasurer of Tel-Save Holdings, Inc. (now Talk America Holdings, Inc.). From September 1993 to January 1996, Mr. Schenk served as Vice President, Capital Markets Group, with Jefferies. Mr. Schenk received a BS in Accounting from the University of Detroit.

Name, Present Position with GAIN	Age	Director Since	Principal Occupation and Business Experience
Christopher W. Calhoun Chairman of Risk Committee	45	2010
From April 2009 to October 2010, Mr. Calhoun served as our part-time Senior Advisor, and our Corporate Secretary from June 2007 to October 2010. From June 2008 to April 2009, Mr. Calhoun served as our Managing Director. From December 2005 to July 2008, Mr. Calhoun served as our Chief Operating Officer. From November 2000 to December 2005, Mr. Calhoun served in various positions with us, including Vice President of Operations and Vice President of Business Technology. From March 1992 to March 2000, Mr. Calhoun served in a number of executive level roles, including Chief Operating Officer of FNX Limited, an international provider of trading and risk-management systems. Mr. Calhoun currently serves as Chief Executive Officer of Scivantage, Inc. and as a member of the Board Of Directors of GoodCompany Ventures.   Mr. Calhoun received a BS in Finance and an MBA from La Salle University.

Class I Directors (terms shall expire at the 2017 Annual Meeting of Stockholders)

Name, Present Position with GAIN	Age	Director Since	Principal Occupation and Business Experience
Peter Quick Chairman of the Board of Directors Member of Audit Committee Member of Compensation Committee Chairman of Nominating and Corporate Governance Committee	59	2006
Since May 2005, Mr. Quick has acted as a private investor managing a diversified portfolio of public and private investments. He is currently a partner of Burke & Quick Partners, LLC, a holding company for a registered broker dealer, Burke & Quick, LLC. Mr. Quick also serves as the mayor of the Village of Mill Neck, NY. From July 2000 to May 2005, Mr. Quick served as the President and member of the Board of Governors of the American Stock Exchange, or AMEX. Prior to joining the AMEX, Mr. Quick served from January 1983 to March 2000 as President and Chief Executive Officer of Quick & Reilly, Inc., a leading national discount brokerage firm, which was acquired by Fleet Bank. Mr. Quick currently serves as a member of the Board of Directors of Medicure, Inc., a publicly held pharmaceutical company focused on cardiovascular and cerebral vascular therapeutics, and as a Director at First of Long Island Corporation and First National Bank of Long Island. Mr. Quick received a BS in Civil Engineering from the University of Virginia. Mr. Quick also served for four years as an officer in the U.S. Navy.

Name, Present Position with GAIN	Age	Director Since	Principal Occupation and Business Experience
Glenn H. Stevens President and Chief Executive Officer Member of Risk Committee	52	2007
Since June 2007, Mr. Stevens has served as our President and Chief Executive Officer and a member of our Board of Directors. From February 2000 to May 2007, Mr. Stevens served as head of our global trading operations. From June 1997 to January 2000, Mr. Stevens served as Managing Director, head of North American sales and trading, at National Westminster Bank Plc (which was acquired by the Royal Bank of Scotland Group in 2000). From June 1990 to June 1997, Mr. Stevens served as Managing Director and Chief Forex Dealer at Merrill Lynch & Co., Inc. Mr. Stevens is registered with the CFTC and NFA as a principal and associated person. Mr. Stevens received a BS in Finance from Bucknell University and an MBA in Finance from Columbia University.

Name, Present Position with GAIN	Age	Director Since	Principal Occupation and Business Experience
Thomas Bevilacqua	58	2011
Since 2007, Mr. Bevilacqua has served as a Managing Director with VantagePoint Capital Partners. Prior to joining VantagePoint, Mr. Bevilacqua served from 1998 to 2003, as Executive Vice President of E*TRADE Financial in charge of Corporate Development and Strategy. While at E*TRADE, Mr. Bevilacqua founded ArrowPathVentures, an early stage venture capital fund that was later spun out. Mr. Bevilacqua served as the Managing Partner of ArrowPath from 2000 through 2007. Mr. Bevilacqua currently serves as a member of the Board of Directors of WageWorks, Inc., Edo Interactive Inc., Livescribe, Inc., Brightsource Energy and Innotas, Inc. Mr. Bevilacqua received a BS in Business Administration from the University of California at Berkeley and a JD from the University of California in San Francisco (Hastings College).

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors, considered as a group, provide a broad mix of experience, knowledge and abilities that allow the Board of Directors to fulfill its responsibilities. Our Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic companies, as well as experience serving on other companies’ boards of directors, which provides an understanding of different business processes, challenges and strategies facing boards of directors and other companies. Each member of our Board of Directors possesses certain attributes, skills and experiences that we, and the Board of Directors, believe uniquely qualify each director to serve on our Board of Directors. The following highlights the specific experience, qualification, attributes and skills of our individual directors that have led our Nominating and Corporate Governance Committee to conclude that these individuals should serve on our Board of Directors:

Mr. Sugden has extensive investment experience as a venture capitalist and financial expertise as a former Chief Financial Officer.

Mr. Schenk, the former Chief Financial Officer of Jefferies, has both financial expertise and financial markets experience.

Mr. Calhoun, our former Managing Director and Chief Operating Officer, has both operational and forex industry experience.

Mr. Quick, the former President of the American Stock Exchange and President and Chief Executive Officer of Quick & Reilly, Inc., has significant operational and corporate governance experience. Mr. Quick is Chairman of the Board of Directors.

Mr. Stevens, our current President and Chief Executive Officer, has more than 25 years of experience in the forex industry.

Mr. Bevilacqua, a representative of VantagePoint Capital Partners, one of our largest stockholders, has extensive expertise in the on-line brokerage and private equity industries.
Vote Required for Election
A nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.

Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE FOR DIRECTOR.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. You can access these documents in the "Investor Relations" section of our website (ir.gaincapital.com) under the "Governance" tab or by writing to our Secretary at our offices at Bedminster One, 135 U.S. Highway 202/206, Bedminster, New Jersey 07921.
Independence of Directors
Our Board of Directors has determined that each of the members of the Board of Directors, with the exception of Glenn H. Stevens, who serves as our President and Chief Executive Officer, is independent as that term is defined under the applicable independence listing standards of the New York Stock Exchange (“NYSE”). The NYSE independence standards include a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members have engaged in various types of business dealings with us. In addition, as further required by the NYSE rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Meetings
Under our Corporate Governance Guidelines, directors are responsible for attending the meetings of the Board of Directors, meetings of committees on which they serve and the annual meeting of stockholders, and devoting the time needed, and meeting as frequently as necessary, to discharge their responsibilities properly. Our Board of Directors held nine meetings of the Board during the year ended December 31, 2014. During the year, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a director and the total number of meetings held by any committee on which he or she served during the period. Mr. Quick and Mr. Stevens attended the Company’s 2014 Annual Meeting of Stockholders.
Board Leadership Structure and Role in Risk Oversight
The Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. Since December 2010, our leadership structure has separated the Chairman of the Board of Directors and Chief Executive Officer roles into two positions. Currently, Peter Quick is the Chairman of the Board of Directors and Glenn H. Stevens is the President and Chief Executive Officer. The Board of Directors determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Board of Directors determined that continuing to separate the positions of Chairman of the Board of Directors and Chief Executive Officer is the appropriate leadership structure at this time. The Board of Directors believes that its independence and its ability to provide oversight of our management and risks are best served through the combination of the independent Chairman, the composition of the Board of Directors and its committee system. If in the future the Board of Directors determines that it would be in the Company’s interest to have a non-independent Chairman, it will appoint an independent Lead Director.
Our Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our business and risks. Our Board of Directors regularly reviews information regarding our financial results, liquidity and operations, as well as risks associated with each. Our Compensation Committee is responsible for overseeing and managing our compensation plans and arrangements. The Audit Committee oversees, reviews and manages our financial risks. The Nominating and Corporate Governance Committee monitors and manages the independence of our Board of Directors and potential conflicts of interest among members of the Board of Directors. The Risk Committee oversees our risk-management practices. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and management presentations to the full Board of Directors about such risks.
Election Arrangements

On December 10, 2014, we entered into a letter agreement with VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P., VantagePoint Venture Partners IV Principals Fund, L.P. and VP New York Venture Partners, L.P.

(collectively, the "VPVP Funds"), pursuant to which we agreed to extend certain rights previously granted to the VPVP Funds to designate a nominee (the "VPVP Designee") to serve on our Board of Directors. These rights had expired on their terms immediately prior to our 2014 Annual Meeting of Stockholders on June 25, 2014. Pursuant to the letter agreement, in the event that Thomas Bevilacqua, the current VPVP Designee, shall cease to serve on the Board for any reason, the vacancy resulting thereby shall be filled promptly by appointment to the Board of a VPVP Designee designated by the VPVP Funds. The agreement also provides that if the VPVP Designee resigns due to his failure to receive sufficient votes to be elected, the Board shall fill the vacancy with a different individual designated by the VPVP Funds, and that if the VPVP Designee is not elected following an election contest, the Board will expand the size of the Board and appoint a different individual designated by the VPVP Funds to fill the newly created vacancy. The individual designated as the VPVP Designee must, in each case, meet director independence requirements applicable to all directors of the primary exchange on which our common stock is listed for trading, currently the New York Stock Exchange ("NYSE"), as well as the criteria for director nominees generally as adopted by our Nominating and Corporate Governance Committee from time to time. Our obligations under the letter agreement will terminate on the earliest to occur of (i) such time when the VPVP Funds are the beneficial owners, in the aggregate, of less than five percent (5%) of our outstanding capital stock, (ii) immediately after our 2017 Annual Meeting of Stockholders and (iii) such time as the VPVP Funds notify us that they no longer require a VPVP Designee to serve on the Board of Directors.

Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Committee. Our Board of Directors and its committees set schedules to meet throughout the year and can also hold special meetings and act by written consent under certain circumstances. The independent members of our Board of Directors also regularly hold separate executive session meetings at which only independent directors are present. The Chairman of the Board of Directors presides over the executive session meetings. In the event that the Chairman of the Board of Directors was not independent, the Lead Director would preside over the executive session meeting, or, in the event that the Lead Director was absent from the executive session meeting, the non-management members of the Board would designate a different director to preside over the executive session meeting. Our Board of Directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board of Directors. Except for our Risk Committee, which includes Mr. Stevens, each member of each committee of our Board of Directors qualifies as an independent director in accordance with the applicable NYSE standards and SEC rules and regulations. Each committee of our Board of Directors has adopted a written charter approved by our Board of Directors, each of which is posted in the "Investor Relations" section of our website (ir.gaincapital.com) under the "Governance" tab.

Audit Committee
The Audit Committee of our Board of Directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end results of operations and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Our Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and matters related to our Code of Business Conduct and Ethics, and for the confidential, anonymous submission by our employees of concerns regarding these matters.
The current members of our Audit Committee are Mr. Schenk, who serves as Chairman, Mr. Quick and Mr. Sugden. Each of the members of the Audit Committee is independent as defined by the applicable NYSE listing standard and SEC rules applicable to Audit Committee members.
Our Board of Directors has determined that Mr. Schenk is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held seven meetings during the year ended December 31, 2014.

Compensation Committee
The Compensation Committee of our Board of Directors has primary responsibility for discharging the responsibilities of our Board of Directors relating to executive compensation policies and programs. Specific responsibilities of our Compensation Committee include, among other things, evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer’s compensation. In consultation with our Chief Executive Officer, it also determines the compensation of our other executive officers. In addition, our Compensation Committee administers our equity compensation plans and has the authority to grant equity awards and approve modifications of those awards under our equity compensation plans, subject to the terms and conditions of any equity award policy adopted by our Board of Directors. Our Compensation Committee also reviews and approves various other compensation policies and matters and has authority, in its sole discretion, to retain and set compensation of any advisors to the Compensation Committee. The Compensation Committee may delegate authority to individual Compensation Committee members or such subcommittees as the Compensation Committee deems appropriate and the Compensation Committee may review the actions of all such individuals or subcommittees, as appropriate.
The current members of our Compensation Committee are Mr. Sugden, who serves as Chairman, Mr. Schenk and Mr. Quick. Each of the current members of the Compensation Committee is independent as defined by the applicable NYSE listing standards currently applicable to Compensation Committee members. The Compensation Committee held four meetings during the year ended December 31, 2014.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board of Directors oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our Board of Directors, and evaluates the performance of our Board of Directors and individual directors. When identifying director nominees, our Board of Directors considers the qualifications and skills represented on our Board of Directors. One of the considerations evaluated by our Board of Directors is the diversity of experience and background of directors. This consideration is broad and is consistent with our Company’s non-discrimination policies, and includes diversity of skill sets and experience as well as background, including race and gender. Our Board of Directors seeks candidates who possess the background, skills and expertise to make a significant contribution to our Board of Directors, to the Company and to our stockholders. There are no specific minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a nominee; however, desired qualities that are considered include: high-level leadership experience in business or administrative activities and significant accomplishments related thereto; breadth of knowledge about issues affecting us; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to us and concern for our success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring our good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; and willingness to assume broad fiduciary responsibility.
The Nominating and Corporate Governance Committee considers recommendations for nominations from a variety of sources, including members of the Board of Directors, business contacts, community leaders and members of management. As described below, the Nominating and Corporate Governance Committee also considers stockholder recommendations for Board of Director nominees. The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates is the same with respect to candidates recommended by members of the Board of Directors, management, stockholders or others.
The Nominating and Corporate Governance Committee considers director nominees recommended by stockholders. In accordance with our Amended and Restated Bylaws, stockholders who wish their proposed nominee to be considered by the Nominating and Corporate Governance Committee should submit information about their nominees in writing to the Company’s Secretary, (i) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the Board of Directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.
The stockholder’s notice to the Secretary shall set forth as to each proposed nominee: (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and number of shares of stock of the Company which are beneficially owned by such person, (4) a statement whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. Our Amended and Restated Bylaws also include additional notice requirements with respect to those giving the notice.

Our Nominating and Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to our Board of Directors concerning corporate governance matters.
The current members of our Nominating and Corporate Governance Committee are Mr. Quick, who serves as Chairman, Mr. Schenk and Mr. Sugden. Each of the members of the current Nominating and Corporate Governance Committee is independent as defined by the applicable NYSE listing standard and SEC rules applicable to Nominating and Corporate Governance Committee members. The Nominating and Corporate Governance Committee held one meeting during the year ended December 31, 2014.
Risk Committee
The Risk Committee assists our Board of Directors in overseeing our risk-management practices. Our Risk Committee reviews risk reports generated by our management to ensure that we are effectively identifying, monitoring and controlling market, credit, operational, legal, regulatory risks and other risks relevant to the Company’s operations. As appropriate, our Risk Committee communicates with other committees with respect to risk issues. In addition, the Risk Committee has oversight responsibilities for risks relating to our balance sheet (primarily our trading portfolio, capital and liquidity) and the impact of market conditions and interest rates on our operations.
The current members of our Risk Committee are Mr. Calhoun, who serves as the Chairman, Mr. Stevens and Mr. Schenk. Messrs. Calhoun and Schenk are independent as defined by the applicable NYSE listing standard. The Risk Committee held four meetings during the year ended December 31, 2014.
Stockholder Communications with the Board of Directors
Stockholders and other parties interested in communicating directly with the Board of Directors as a group or with our independent directors may do so by writing to the Board of Directors, c/o Secretary, Bedminster One, 135 U.S. Highway 202/206, Bedminster, New Jersey 07921. The Secretary will review all correspondence and regularly forward to the Board of Directors or independent directors, as applicable, all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy in our Code of Business Conduct and Ethics, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll-free telephone "hotline" or web-based reporting system operated by an independent third party. All communications through our Whistleblower Policy are sent to Peter Quick, the Chairman of our Board of Directors and Joseph Schenk, the Chairman of our Audit Committee. A copy of our Code of Business Conduct and Ethics, which contains our Whistleblower Policy, is available in the "Investor Relations" section of our website (ir.gaincapital.com) under the "Governance" tab.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our Code of Business Conduct and Ethics is available in the "Investor Relations" section of our website (ir.gaincapital.com) under the "Governance" tab. Any amendments to, or waivers under, our Code of Business Conduct and Ethics that are required to be disclosed by the rules promulgated by the SEC will be disclosed in the Company’s filings with the SEC and on our website at www.gaincapital.com.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10 percent of our Common Stock, to file reports of ownership and changes in ownership with the SEC. We are required to report in this proxy statement any failure in 2014 of any such person to file any of these reports prior to the required due dates. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from our executive officers and directors, during the year ended December 31, 2014, all persons subject to the reporting requirements of Section 16(a) filed the required reports with the SEC on a timely basis, with the following exceptions: (i) the annual equity grant made to each of our non-employee directors in March 2014 was not reported on a timely basis; (ii) an exercise of stock options by Ms. Roady in October 2014 was not reported on a timely basis; and (iii) a charitable gift of shares by Mr. Schenk in November 2014 was not reported on a timely basis.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently comprised of Mr. Sugden, Mr. Quick and Mr. Schenk. No current member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.
During the year ended December 31, 2014, none of our executive officers served as members of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2014, we have not entered into any transactions with related persons, nor are there any currently proposed transactions with related persons, involving more than $120,000.

REVIEW OF RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written Code of Business Conduct and Ethics, under which our employees and officers are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition to the Code of Business Conduct and Ethics, our Board of Directors has adopted a Related Person Transaction Policy in order to assist the Board of Directors in reviewing, approving and ratifying related person transactions and to assist the Company in complying with its disclosure obligations. Under the Related Person Transaction Policy, any transaction involving the Company in which a related person has a direct or indirect material interest must be approved or ratified by the Board of Directors. In approving or rejecting such proposed transactions, the Board of Directors considers the facts and circumstances that are available and deemed relevant, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Board of Directors will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Board of Directors determines in the good-faith exercise of its discretion. Copies of each of the Code of Business Conduct and Ethics and the Related Person Transaction Policy are posted in the “Investor Relations” section of our website (ir.gaincapital.com) under the “Governance” tab.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
The following table sets forth information known to the Company regarding beneficial ownership of the Company’s Common Stock, as of October 8, 2015 (or such other date as is indicated in the footnotes following the table), by each person known by the Company to own more than 5% of our Common Stock, each of our directors and each of the executive officers identified in the 2014 Summary Compensation Table and by all of the Company’s directors and current executive officers as a group (10 persons). Unless otherwise stated in the footnotes to the table below, the table lists the number of shares and percentage of shares beneficially owned as of October 8, 2015, based on 49,150,673 shares of Common Stock outstanding as of such date (excluding 2,712,419 shares held by the Company as treasury stock). Information in the table is derived from SEC filings made by such persons under Section 13 and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information received by the Company. The number of shares beneficially owned in the table below have been calculated pursuant to the rules and regulations promulgated by the SEC under Section 13 of the Exchange Act, and include securities of the Company that the persons and entities named below have the right to acquire within 60 days. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise stated in the footnotes to the table below, the business address of each person listed is c/o GAIN Capital Holdings, Inc., Bedminster One, 135 U.S. Highway 202/206, Bedminster, New Jersey 07921.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
VantagePoint Capital Partners Entities(1)	9,175,524	18.7%
City Index Group Limited(2)	5,319,149	10.8%
Richard Mashaal and Rima Senvest Management, LLC(3)	4,270,418	8.7%
Gary L. Tilkin(4)	3,625,721	7.4%
Bank of Montreal(5)	3,280,949	6.7%
Directors and Executive Officers
Christopher S. Sugden	91,892	*
Christopher W. Calhoun	54,048	*
Joseph Schenk(6)	115,461	*
Peter Quick(7)	122,612	*
Thomas Bevilacqua(8)	48,086	*
Glenn H. Stevens(9)	1,458,666	2.9%
Jason Emerson(10)	24,642	*
Diego A. Rotsztain(11)	8,503	*
Jeffrey A. Scott(12)	16,425	*
Samantha Roady(13)	280,350	*
All Directors and Executive Officers as a Group(14)	2,196,043	4.4%

*	Represents ownership of less than 1.0%.

(1)
Includes (i) 6,576,911 shares of Common Stock held by VantagePoint Venture Partners IV (Q), L.P., (ii) 658,417 shares of Common Stock held by VantagePoint Venture Partners IV, L.P., (iii) 23,956 shares of Common Stock held by VantagePoint Venture Partners IV Principals Fund, L.P., (iv) 1,814,824 shares of Common Stock held by VP New York Venture Partners, L.P. and (v) 53,330 shares held by VantagePoint Management, Inc., in each case as reported on a Schedule 13G/A filed on February 12, 2015 with respect to shares held at December 31, 2014, and 48,086 restricted stock units granted to Mr. Bevilacqua as director compensation, of which 1,257 will vest in the next sixty days. VantagePoint Venture Associates IV, L.L.C. is the general partner of these VantagePoint limited partnerships and may be deemed to have beneficial ownership of these shares, other than those held by VantagePoint Management, Inc. Alan E. Salzman, Managing Member of VantagePoint Venture Associates IV, L.L.C. and Chief Executive Officer of VantagePoint Management, Inc., may be deemed to beneficially own the shares. Mr. Bevilacqua disclaims beneficial ownership of all shares beneficially owned by entities affiliated with VantagePoint Capital Partners, except to the extent of his pecuniary interests therein. The address of VantagePoint Capital Partners, Mr. Bevilacqua, and Mr. Salzman is 1001 Bayhill Drive, Suite 300, San Bruno, California 94066.

(2)
Amount reported represents shares of Common Stock issued to City Index Group Limited ("Seller") on April 1, 2015 as part of the consideration paid to Seller in connection with our acquisition of the outstanding common stock of City

Index (Holdings) Limited, as reported on our Current Report on Form 8-K, filed with the SEC on April 1, 2015. Since the date of the acquisition, Seller may have transferred these consideration shares to its shareholders or affiliates.

(3)
Amounts shown were reported in a Schedule 13G/A filed by Rima Senvest Management, LLC and Richard Mashaal on February 13, 2015 with respect to amounts held at December 31, 2014. According to that Schedule 13G/A, (i) Rima Senvest Management, LLC has shared voting and dispositive power with respect to 3,166,567 shares of Common Stock and (ii) Mr. Mashaal has shared voting and dispositive power with respect to 4,270,418 shares. According to the Schedule 13G/A, the reported securities are held in the accounts of Senvest Master Fund, L.P. and Senvest International L.L.C. The address of Rima Senvest Management, LLC and Mr. Mashaal is 110 East 55th Street, New York, NY 10022.

(4)	Amounts shown were reported in a Schedule 13G filed by Mr. Tilkin on October 4, 2013. The address of Mr. Tilkin is 618 Kenmoor SE, Grand Rapids, MI 49546.

(5)
Amounts shown were reported on a Schedule 13G/A filed by Bank of Montreal, BMO Asset Management Corp. and BMO Harris Bank N.A. According to that Schedule 13G/A, Bank of Montreal has (i) sole voting power over 2,886,840 shares of Common Stock, (ii) sole dispositive power over 3,112,012 shares, (iii) shared voting power over an additional 5,236 shares of Common Stock, of which 3,146 are held by BMO Asset Management Corp. and 2,090 of which are held by BMO Harris Bank N.A., and (iv) shared dispositive power over an additional 168,937 shares held by BMO Harris Bank N.A. According to the 13G/A, BMO Asset Management Corp. and BMO Harris Bank N.A. are subsidiaries of Bank of Montreal, and Bank of Montreal disclaims beneficial ownership of 2,090 shares held in one or more employee benefit plans of BMO Harris Bank N.A. The address of Bank of Montreal is 1 First Canadian Place, Toronto, Ontario, Canada M5X 1A1. The address of BMO Asset Management Corp. is 115 South La Salle Street, Floor 11 West, Chicago, IL 60603. The address of BMO Harris Bank N.A. is 111 West Monroe Street, Floor 6E, Chicago, IL 60690.

(6)	Includes 52,024 options vested.

(7)	Includes 52,024 options vested.

(8)
VantagePoint Venture Associates IV, L.L.C. has voting and investment control over the shares reported. Mr. Bevilacqua disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(9)	Includes 560,384 options vested.

(10)	Includes 9,768 options vested. Mr. Emerson resigned from his position as the Company’s Chief Financial Officer effective as of October 1, 2015.

(11)	Consists of 8,503 options vested.

(12)	Includes 3,300 options vested.

(13)	Includes 65,970 options vested.

(14)
Includes Nigel Rose, who became the Company’s Chief Financial Officer effective as of October 1, 2015. On May 26, 2015, Mr. Rose was granted 18,927 restricted stock units and 13,119 stock options. These restricted stock units and stock options vest at a rate of 25% annually starting on the first anniversary of the initial grant date. Consequently, no shares are reported in the table above as none of the shares are currently vested or will vest and be delivered in the next sixty days.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to the Company’s compensation plans under which equity compensation was authorized as of December 31, 2014. This table does not include information relating to the 2015 Omnibus Incentive Compensation Plan discussed in Proposal 2 below.

Number of
securities remaining
	Number of	Weighted-average	available for future
	securities to be	exercise price	issuance under
	issued upon exercise	of	equity compensation
	of outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
	and rights	and rights	in column (a)
Plan category	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	3,042,656	$5.52	2,428,950

(1)
In accordance with the Company’s 2010 Omnibus Incentive Compensation Plan, an additional 1.4 million shares were made available for issuance on the first trading day of 2015; these shares are excluded from this calculation.

DIRECTOR COMPENSATION
Discussed in the following paragraphs and tables is the compensation paid to the non-employee directors who currently serve on our Board of Directors. Directors who are also our employees do not receive any additional compensation for their service as directors.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Peter Quick	86,500	75,000	—	—	161,500
Joseph Schenk	58,750	75,000	—	—	133,750
Christopher W. Calhoun	52,000	75,000	—	—	127,000
Thomas Bevilacqua(4)	—	75,000	—	—	75,000
Christopher S. Sugden(5)	—	75,000	—	—	75,000

(1)
Mr. Stevens, a current director, as well as President and Chief Executive Officer of the Company, is not included in this table because, as an employee of the Company, he does not receive any fees for service as a director.

(2)
Our standard fee arrangements for non-employee directors in effect during 2014 included a $30,000 annual cash retainer for service as a director and an additional retainer fee of $40,000 for serving as a chairperson of the Board. The chairpersons of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are also entitled to an additional annual retainer fee of $10,000. All retainers are payable quarterly and pro-rated for service of less than a full quarter. Our non-employee directors are also entitled to additional compensation for attendance at in-person or telephonic board of directors or committee meetings of $1,500 for each in-person board of directors meeting attended, $750 for each telephonic board of directors meeting attended and $750 for each committee meeting, in-person or telephonic, attended. The following table sets forth the break-down of the fees paid to our current non-employee directors during 2014:

Name	Retainer Fees	Chair Fees	Meeting Fees	Total
Peter Quick	$30,000	$40,000	$16,500	$86,500
Joseph Schenk	30,000	10,000	18,750	58,750
Christopher W. Calhoun	30,000	10,000	12,000	52,000
Thomas Bevilacqua	—	—	—	—
Christopher S. Sugden	—	—	—	—

(3)
In 2014, each non-employee director was eligible to receive an annual grant of 7,537 restricted stock units under our 2010 Omnibus Incentive Compensation Plan. These grants vest monthly over one year, beginning on June 26, 2014, the day immediately after our 2014 Annual Meeting of Stockholders. The amounts reported represent the aggregate grant date fair value of the restricted stock unit grants made to the non-employee director under FASB ACS 718, Compensation — Stock Compensation. For information on assumptions used in determining the fair value of these restricted stock units, refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 16, 2015 and amended on April 30, 2015. The aggregate number of shares underlying restricted stock units outstanding as of December 31, 2014 for each of our current non-employee directors was as follows:

Name	Number of Shares Underlying Restricted Stock Grant	Number of Shares Unvested
Peter Quick	7,537	3,769
Joseph Schenk	7,537	3,769
Christopher W. Calhoun	7,537	3,769
Thomas Bevilacqua	7,537	3,769
Christopher S. Sugden	7,537	3,769

For a description of our equity award grant practices for directors, see “Equity Award Grant Practices” in the Compensation Discussion and Analysis on page 24 of this proxy statement.

(4)
During 2014, Mr. Bevilacqua served on our Board of Directors as the representative of the VPVP Funds, significant holders of our common stock, and waived his right to receive cash director fees. Mr. Bevilacqua disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)
During 2014, Mr. Sugden served on our Board of Directors as the representative of Edison Venture Fund SBIC, L.P. ("Edison"), a significant holder of our common stock, and waived his right to receive cash director fees. In December 2014, Edison made a pro rata distribution to its partners of all of the shares of our common stock that it held. As a result, we expect that Mr. Sugden will be paid cash director fees for his continuing service on our Board in accordance with the standard fee arrangement for non-employee directors in future periods.

EXECUTIVE OFFICERS

The following table identifies our executive officers during the year ended December 31, 2014:

Name	Age	Position
Glenn H. Stevens	52	Chief Executive Officer, President and Director
Jason E. Emerson	42	Chief Financial Officer
Diego A. Rotsztain	45	General Counsel, Head of Corporate Development and Secretary
Jeffrey A. Scott	52	Chief Operating Officer
Samantha Roady	45	Chief Commercial Officer

Glenn H. Stevens has served as our President and Chief Executive Officer since June 2007 and as a member of our Board of Directors since June 2007. From February 2000 to May 2007, Mr. Stevens served as one of our Managing Directors. From June 1997 to January 2000, Mr. Stevens served as Managing Director, head of North American sales and trading, at National Westminster Bank Plc (which was acquired by the Royal Bank of Scotland Group in 2000). From June 1990 to June 1997, Mr. Stevens served as Managing Director and Chief Forex Dealer at Merrill Lynch & Co., Inc. Mr. Stevens is registered with the CFTC and NFA as a principal and associated person. Mr. Stevens received a BS in Finance from Bucknell University and an MBA in Finance from Columbia University.
Jason E. Emerson served as our Chief Financial Officer from September 2013 until his resignation from the company effective October 1, 2015. Prior to joining GAIN in September 2013, Mr. Emerson served as Managing Director and Business Manager of KCG Holding’s Global Execution Services division, a position he held since 2005. In that role, Mr. Emerson was responsible for all financial and operational aspects of the Global Execution Services division’s business. Previously, he served as KCG’s Director of Financial Operations. Prior to KCG, Mr. Emerson held financial and operational positions at Instinet, Merrill Lynch and PricewaterhouseCoopers. Mr. Emerson received a BS in Applied Economics and Management from Cornell University.
Diego A. Rotsztain has served as our Executive Vice President, General Counsel and Secretary since January 2011. Mr. Rotsztain has also served as Head of Corporate Development since 2012. From January 2010 to January 2011, Mr. Rotsztain was a Corporate and Securities Partner at Mayer Brown LLP where he specialized in securities and merger and acquisition transactions and representing public and private companies on their SEC reporting obligations, corporate governance matters and other day-to-day activities. Mr. Rotsztain was an Associate in the capital markets group of Davis Polk & Wardwell LLP from November 1998 to December 2009 where he had similar responsibilities. From September 1997 to September 1998, Mr. Rotsztain served as a Law Clerk for the Honorable Judge David G. Trager in the U.S. District Court in the Eastern District of New York. Mr. Rotsztain received his law degree from Columbia University School of Law and a BA in Economics from Tufts University.
Jeffrey A. Scott has served as our Chief Operating Officer since September 2013. Prior to that, Mr. Scott was our Chief Commercial Officer from February 2011 to September 2013. From August 2010 through February 2011, Mr. Scott was the President of Toluna USA. From October 2008 to April 2010, Mr. Scott served as a Managing Director at LexisNexis. From March 2005 through October 2008, Mr. Scott served in various capacities at SourceMedia, Inc., including Chief Technology Officer; President, Accuity, Inc., and most recently, President, Banking Group. From March 1996 to March 2005, Mr. Scott held various positions at Thomson Financial, including Chief Technology Officer and Chief Product Officer. From August 1994 to March 1996, Mr. Scott served at Thomson Technology Consulting. From August 1993 to August 1994, Mr. Scott served as Software Development Manager for Science Applications International Corporation. Mr. Scott began his career at Arinc Research serving as Software Development Manager. In his prior positions, Mr. Scott specialized in product strategy and technology and media businesses with an emphasis on client-centric business transformations and the application of social media to online businesses. Mr. Scott received a BS in Computer Science from the University of Dayton and an MBA from the University of Maryland.
Samantha Roady has served as our Chief Commercial Officer since September 2013. Prior to that, Ms. Roady served as our Chief Marketing Officer from August 2006 to September 2013. From September 1999 until August 2006, she was our

Senior Vice President, Marketing. From November 1994 to October 1999, Ms. Roady served as Director of marketing for FNX Limited, a privately-held provider of trading and risk-management solutions to the international financial community. Ms. Roady is registered with the CFTC and NFA as a principal. Ms. Roady received a BA in International Affairs from James Madison University.

COMPENSATION DISCUSSION AND ANALYSIS
This section explains how and why the Board of Directors made decisions with respect to the 2014 compensation of Glenn H. Stevens, our President and Chief Executive Officer (our “Chief Executive Officer”); Jason E. Emerson, who served as our Chief Financial Officer until October 1, 2015; Diego A. Rotsztain, our General Counsel, Head of Corporate Development and Secretary; Jeffrey A. Scott, our Chief Operating Officer; and Samantha Roady, our Chief Commercial Officer (collectively, the “Named Executive Officers”). The compensation of these five executive officers is disclosed in the Summary Compensation Table and supplemental tables presented in this report. The Compensation Discussion and Analysis appearing in this section (the “CD&A”) includes information regarding, among other things, our executive compensation philosophy, objectives and policies, as well as a discussion of each element of compensation.
Introduction

We are a global provider of trading services and solutions, specializing in over-the-counter, or OTC, and exchange-traded markets. We service retail and institutional customers in more than 180 countries worldwide and conduct business from our offices in New York, New York; Bedminster, New Jersey; Jersey City, New Jersey; Chicago, Illinois; Powell, Ohio; Grand Rapids, Michigan; London, England; Cornwall, England; Tokyo, Japan; Sydney, Australia; Beijing, China; Hong Kong and Singapore.

We offer our customers access to a diverse range of over 12,500 financial products, including foreign exchange, or forex, precious metals, “contracts for difference”, or CFDs, which are investment products with returns linked to the performance of underlying commodities, indices, individual equities, bonds and interest rate products, OTC options on forex, as well as futures and options on futures on more than 30 global exchanges. In the United Kingdom, we also offer spread bets, which are investment products similar to CFDs, but that offer more favorable tax treatment for residents of that country.

We have invested considerable resources over the past 15 years to develop our proprietary trading platforms to provide our customers with advanced price discovery, trade execution and order management functions, while improving our ability to acquire and service our customers efficiently, as well as manage market and credit risk associated with our customer’s trading activity. Today our customers can trade through web-based, downloadable and mobile trading platforms and have access to innovative trading tools to assist them with research and analysis, automated trading and account management.

Summary of Our Executive Compensation Program
Program Objectives
Our executive compensation program is designed to further the Company’s annual and long-term business objectives by providing our executives with compensation that is competitive within our industry sector and that continues to offer an incentive to our executives to enhance the value of our Common Stock. Our annual incentive program links compensation directly to the attainment of both corporate and individual performance objectives established by the Board of Directors through the Compensation Committee on an annual basis. Our long-term incentive awards help to ensure that our executives make a long-term commitment to the growth and profitability of the Company and provide further alignment with stockholder interests.
Compensation Setting and Review Process
Our Compensation Committee annually reviews each of the Named Executive Officer’s total compensation, which includes base salary, annual cash incentive awards and long-term equity incentive awards. In reviewing the compensation levels for our executives, including the Named Executive Officers, the Compensation Committee considers the Company’s ongoing business strategy and growth, each individual executive’s past performance, experience, importance to our business, internal equity, the applicable terms of the executive’s employment agreement, prior year adjustments to compensation and historical grants of long-term incentive awards. As a general matter, the Compensation Committee has determined that the Company will continue to require highly experienced leaders, and motivating and retaining qualified executives will remain critical to our future success.
During the first quarter of each year, our Compensation Committee, with the input of our Chief Executive Officer, develops and approves an annual management incentive plan for the year for our executives, including the Named Executive Officers, which we refer to as the “MIP.” Awards under the MIP are determined based on the achievement of Company targets, such as annual revenue and/or adjusted EBITDA (which consists of the Company’s net income adjusted for depreciation, amortization, income tax, restructuring expenses and certain non-recurring items, and which we refer to in this report as “EBITDA”), and personal goals and objectives. In February 2014, the Compensation Committee determined that 40% of the 2014 MIP awards would be based upon achievement of a Company EBITDA target, 30% of the 2014 MIP awards would be based upon achievement of a Company annual revenue target, 20% of the 2014 MIP award would be based upon achievement of personal goals and objectives, and the remaining 10% of the 2014 MIP award would be at the discretion of the Compensation Committee. In past years, the Company’s practice has been to pay 30% of the MIP awards for a particular year following the first half of the year, based on semi-annual progress towards our annual revenue and EBITDA targets and achievement of personal objectives in the first half of the year, with the remaining 70% of the MIP awards being paid in the first quarter of the following year based on the achievement of our annual revenue and EBITDA targets and achievement of personal goals and objectives for the full year. However, due to the financial performance of the Company during the first half of 2014, the Company determined that no MIP Awards would be paid in July and the full 2014 MIP awards would be paid in the first quarter of 2015 based on the achievement of our annual revenue and EBITDA targets and achievement of personal and objectives for the full year 2014.
In addition, during the first half of each year, the Compensation Committee determines the primary compensation elements for our executive officers, including our Named Executive Officers for the year. For the compensation of the Company’s Chief Executive Officer, the Compensation Committee reviews and approves the Company’s corporate goals and objectives and the Chief Executive Officer’s personal goals and objectives. Based on this evaluation, the Compensation Committee sets the base salary, annual cash incentive award and long-term equity incentive award for the Chief Executive Officer for the relevant year. For the other executive officers, including the Named Executive Officers, the Chief Executive Officer makes a recommendation to the Compensation Committee regarding the compensation elements for each executive officer and discusses with the Compensation Committee the personal goals and objectives for each executive officer. Based on the Chief Executive Officer’s recommendation and its independent review and analysis, the Compensation Committee, in its discretion, sets the base salary, annual cash incentive award and long-term equity incentive award for each executive officer for the relevant year.
In the first quarter of the year following the year in which the corporate and personal goals and objectives are set, the Compensation Committee reviews the performance of the Company and the Chief Executive Officer during the prior year, in light of the previously approved corporate and personal goals and objectives, and determines the final amount of the annual cash incentive award payable to the Chief Executive Officer. For the other executive officers, the Chief Executive Officer provides the Compensation Committee with input regarding the achievement of each executive officer’s personal goals and objectives and makes a recommendation regarding the final amount of the annual cash incentive award payable to each executive officer. In light of the Company’s achievement of its corporate goals and objectives and the Compensation Committee’s independent review and analysis, the Compensation Committee, in its discretion, approves or modifies the Chief Executive Officer’s recommendation regarding the final amount of the annual cash incentive award for each executive officer (other than the Chief Executive Officer, which is discussed above).
The Compensation Committee generally determines the amounts of long-term equity incentive awards for our executive officers, including our Named Executive Officers, once each year, as further described below.
At our 2011 Annual Meeting of Stockholders, our stockholders voted, in non-binding advisory votes (i) to approve the compensation of our Named Executive Officers and (ii) in favor of having a non-binding stockholder vote on executive compensation once every three years. At our 2014 Annual Meeting of Stockholders, our stockholders again voted, in a non-binding advisory vote, to approve the compensation of our Named Executive Officers. During 2012, 2013 and 2014, the Compensation Committee considered the results of the applicable advisory votes, along with many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs’ ability to align the executive officers’ incentives with the short- and long-term goals of the Company, and the Compensation Committee’s views on market compensation practices and levels at peer companies in our industry based on publicly-available information and their experience in the industry, each of which is evaluated in the context of the Compensation Committee’s duty to act as the Directors determine to be in the stockholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding our Named Executive Officers’ compensation in 2012, 2013 and 2014, the Compensation Committee did not make any significant changes to our executive compensation program and policies for those periods. Given the support stockholders expressed for the Company’s executive compensation programs at both the 2011 and 2014 Annual Meetings of Stockholders, the Compensation Committee elected to apply the same general principles in determining the types and amounts of compensation to be paid to our Named Executive Officers in 2012, 2013 and 2014.
The Compensation Committee also reviews and discusses with management the CD&A prepared for inclusion in the Company’s annual report and proxy statement in accordance with SEC rules and, based upon such review and discussions, recommends to the Board of Directors whether such CD&A should be included in such annual report and proxy statement. The Compensation Committee oversees the administration of incentive compensation plans and equity-based plans for all executive officers and, on at least a yearly basis, reviews and approves these plans. The Compensation Committee has the authority, in its sole discretion, to retain and terminate a consulting firm to assist in the evaluation of executive compensation. The Compensation Committee may also retain and terminate independent legal, financial or other advisors as it may deem necessary. In addition, at least once a year, the Compensation Committee reviews and assesses the risk implications and incentives created by our executive compensation program and our compensation policies and practices for the Company as a whole. Through this review, the Compensation Committee has concluded that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reports to the Board of Directors regularly on its actions and deliberations.
Elements of Compensation
The primary compensation elements for our executives, including the Named Executive Officers, are:

•	base salary;

•	annual cash incentive awards;

•	long-term equity incentive awards; and

•	retirement and other benefits.
In addition, during 2014, certain executives, including all of the Named Executive Officers, had employment agreements with the Company that provided for potential payments and benefits upon termination of employment for a variety of reasons, including following a change in control of the Company. For details, see “ — Potential Payments Upon Termination or Change in Control” below.

Compensation Actions in 2014 and 2015
Summary
The following is a summary of the actions taken in 2014 and 2015 affecting the 2014 compensation of the Named Executive Officers. Each of these actions was recommended, and approved, by the Compensation Committee or the Board of Directors. For a more detailed description of these actions, please refer to the sections entitled “— Base Salary,” “— Annual Incentive Awards” and “— Long-Term Equity Incentive Awards” following this summary.

•
In February 2014, the Compensation Committee determined to continue for 2014 the compensation philosophies it used in 2012 and 2013, which were to continue to pay for performance with competitive salaries, supplemented by rewarding employees through performance-based annual cash incentives and long-term equity compensation.

•
In February 2014, the 2014 EBITDA and annual revenue targets for the 2014 MIP were approved by our Compensation Committee. The Compensation Committee determined that 40% of the 2014 MIP awards would be based upon achievement of the Company EBITDA target, 30% of the 2014 MIP awards would be based upon achievement of the Company annual revenue target, 20% of the 2014 MIP award would be based upon achievement of personal goals and objectives, and the remaining 10% of the 2014 MIP award would be at the discretion of the Compensation Committee.

•
In February 2014, with respect to the 2014 long-term equity compensation, the Compensation Committee approved the granting of a total award made up of 80% restricted stock units and 20% non-qualified stock options, as compared to the 75% restricted stock units and 25% non-qualified stock options granted in 2013.

•
In March 2015, the Named Executive Officers received their 2014 annual incentive award payouts under the MIP. The Named Executive Officers’ respective annual incentive awards were based on the Company’s having achieved results consistent with the EBITDA and annual revenue targets, recommendations made to the Compensation Committee by the Chief Executive Officer based on each individual’s (other than the Chief Executive Officer’s) achievement of their respective personal goals and objectives and discretionary adjustments made to the payouts by the Compensation Committee.

Mr. Stevens
Mr. Stevens’s total cash compensation is positioned higher than the other Named Executive Officers due to his unique background and experience in the financial services and forex industries. Mr. Stevens was previously Chief Forex Dealer at Merrill Lynch & Co., Inc. and was head of North American sales and trading at National Westminster Bank plc. Before moving to the position of Chief Executive Officer of our Company, Mr. Stevens was head of our global trading operations. The compensation paid to individuals that are head traders is among the highest paid at large banks and broker-dealers. Mr. Stevens’s background as a trader and his management skills make him a highly sought after executive. To attract and retain his services, we have determined that his compensation is required to be at a level commensurate with what we believe competing firms in the industry would pay for his services. In addition, consistent with compensation practices in the financial services and forex industries, a greater portion of Mr. Stevens’s compensation is derived from variable incentive compensation as compared to our other Named Executive Officers. For 2014, Mr. Stevens’s compensation was set at 30% base salary and 70% variable incentive compensation. Mr. Stevens’s 2014 long term equity award of 43,565 non-qualified stock options and

66,331 restricted stock units was based on an analysis by our Compensation Committee, which factored in the amount of total shares authorized under the provisions of the GAIN Capital Holdings, Inc. 2010 Omnibus Incentive Compensation Plan, as amended (the “2010 Plan”) for the 2014 grant pool. Given that Mr. Stevens is the highest paid employee and has the most responsibility, Mr. Stevens was issued the largest amount of restricted stock units and stock options.
Mr. Emerson
Mr. Emerson joined the Company as our Chief Financial Officer in September 2013. Mr. Emerson has extensive financial and operational experience due to his prior professional experience; however, he does not have the trading background and knowledge possessed by Mr. Stevens. As a result, a higher portion of Mr. Emerson’s total cash compensation for 2014 has been fixed, in the form of base salary. For 2014, Mr. Emerson’s compensation was set at 50% base salary and 50% variable incentive compensation. Mr. Emerson’s 2014 long term equity award of 19,538 non-qualified stock options and 29,748 restricted stock units was based on a recommendation of our Chief Executive Officer and on an analysis by our Compensation Committee, and also included a one-time grant of securities pursuant to Mr. Emerson’s employment agreement in connection with his joining us in September 2013. As previously discussed, Mr. Emerson resigned from his position as Chief Financial Officer, effective as of October 1, 2015.
Mr. Rotsztain
Mr. Rotsztain joined the Company as our Executive Vice President, General Counsel and Secretary in 2011. In 2012, Mr. Rotsztain became the Company’s Head of Corporate Development and assumed responsibility for global compliance and regulatory matters. Mr. Rotsztain has extensive experience in strategic transactions, securities law, corporate governance and advising public companies generally; however, he does not have the trading background and knowledge possessed by Mr. Stevens. As a result, a higher portion of Mr. Rotsztain’s total cash compensation has been fixed, in the form of base salary. In addition, given Mr. Rotsztain’s role as the Head of Corporate Development, long-term equity awards comprise a larger proportion of his total compensation relative to several other Named Executive Officers in order to align his incentives with the long-term corporate development goals of the Company. For 2014, Mr. Rotsztain’s target base salary accounted for 62% of his target total cash compensation and his target variable incentive compensation accounted for 38% of his target total cash compensation. Mr. Rotsztain’s 2014 long term equity award of 15,842 non-qualified stock options and 24,120 restricted stock units was based on a recommendation of our Chief Executive Officer and on an analysis by our Compensation Committee.
Mr. Scott
Mr. Scott is the Company’s Chief Operating Officer and joined the Company in 2011. With 17 years of experience in management and technology, Mr. Scott has developed the necessary skills to oversee our operational and technological efforts; however, he does not have the trading background and knowledge possessed by Mr. Stevens. As a result, a higher portion of Mr. Scott’s total cash compensation has been fixed, in the form of base salary, but his variable incentive compensation has been fixed at a higher percentage than that of several other Named Executive Officers since his position is largely focused on supporting revenue generating activities. For 2014, Mr. Scott’s target base salary accounted for 54% of his target total cash compensation, and his target variable incentive compensation accounted for 46% of his target total cash compensation. Mr. Scott’s 2014 long-term equity award of 13,201 non-qualified stock options and 20,100 restricted stock units was based on a recommendation of our Chief Executive Officer and on an analysis by our Compensation Committee.
Ms. Roady
Ms. Roady is the Company’s Chief Commercial Officer and joined the Company in 1999. With over 15 years of experience in the retail forex industry, Ms. Roady has developed a unique skill set overseeing all aspects of our retail business; however, she does not have the trading background and knowledge possessed by Mr. Stevens. As a result, a higher portion of Ms. Roady’s total cash compensation has been fixed, in the form of base salary, but her variable incentive compensation has been fixed at a higher percentage than that of several other Named Executive Officers since Ms. Roady’s position is focused on driving revenue for the Company. For 2014, Ms. Roady’s target base salary accounted for 59% of her total cash compensation, and her target variable incentive compensation accounted for 41% of her total cash compensation. Ms. Roady’s 2014 long-term equity award of 11,881 non-qualified stock options and 18,090 restricted stock units was based on a recommendation of our Chief Executive Officer and on an analysis by our Compensation Committee.

Base Salary
We fix executive officer base compensation at a level that is based on input from our Compensation Committee, survey data from publicly available sources and the executive officer’s previous compensation history. We aim to set base salaries at levels which we believe best enable us to hire and retain individuals in a competitive environment and reward individual performance according to the relative levels of contribution to our overall business goals. We make periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position and our financial situation. We view base compensation as one component of our Named Executive Officers’ total annual cash compensation and sometimes change the mix between base compensation and annual incentive compensation. The base salaries of Messrs. Stevens, Emerson, Rotsztain and Scott did not change for 2014, while the base salary of Ms. Roady increased modestly from her 2013 level. The base salaries earned by the Named Executive Officers during 2014 are reported in the Summary Compensation Table later in this report.
Annual Incentive Awards
As discussed above, at the beginning of each year, our Compensation Committee, with the input of our Chief Executive Officer, develops the MIP for the year for our executives, including the Named Executive Officers, and other key employees. The MIP serves to attract, retain and motivate our executives by tying potential cash awards to the achievement of a mix of corporate and individual performance objectives approved by our Compensation Committee on an annual basis.
Establishment of Target Award Levels and Measures
The Compensation Committee established target award performance measures under the MIP, with target award opportunities consistent with any specific thresholds included in the employment agreements of the Named Executive Officers, where applicable.

Name	2014 Target Incentive Compensation as a % Base Salary
Glenn H. Stevens	238%
Jason E. Emerson	100%
Diego A. Rotsztain	62%
Jeffrey A. Scott	85%
Samantha Roady	69%

For 2014, the target Company revenue was $343.3 million and the target Company EBITDA was $76.9 million. The table below shows each Named Executive Officer’s MIP potential payout, assuming 100% achievement of the revenue and EBITDA targets and 100% achievement of each Named Executive Officer’s personal objectives:

Name	Target Total Incentive Compensation
Glenn H. Stevens	$1,550,000
Jason E. Emerson	$250,000
Diego A. Rotsztain	$200,000
Jeffrey A. Scott	$275,000
Samantha Roady	$225,000

Target award opportunities are based on the target awards for prior years, and the Compensation Committee’s views on market compensation practices and levels at peer companies in our industry based on publicly-available information and their experience in the industry.

2014 Award Payouts

In February 2015, our Chief Executive Officer formulated his recommendations for the Compensation Committee with respect to proposed annual incentive award payouts under the 2014 MIP. In developing his recommendations, our Chief Executive Officer reviewed the Company’s performance against the corporate EBITDA and revenue targets for the year. During 2014 we achieved EBITDA of $72.3 million, compared to a MIP target of $76.9 million, or 94% of the MIP EBITDA target. In addition, during 2014, we achieved revenue of $369.5 million compared to a MIP target of $343.3 million, or 108% of the MIP revenue target.
For the Chief Executive Officer’s 2014 MIP award, in accordance with the MIP, the Compensation Committee awarded payouts with respect to Mr. Stevens’s non-equity incentive compensation target attributable to the Company’s EBITDA target and the Company’s revenue target in light of the Company’s actual EBITDA and revenue performance. The remaining portion of the Chief Executive Officer’s non-equity incentive compensation was based on a consideration of the Chief Executive Officer’s achievement of his personal goals and objectives and a discretionary adjustment to the payout made by the Compensation Committee.
For each of the other Named Executive Officers, in accordance with the MIP, the Chief Executive Officer recommended payouts with respect to each of their non-equity incentive compensation targets attributable to the Company’s EBITDA target and the Company’s revenue target in light of the Company’s actual EBITDA and revenue performance. With respect to the remaining portion of each of the other Named Executive Officers’ non-equity incentive compensation, the Chief Executive Officer considered the achievement of their respective personal goals and objectives and made a recommendation to the Compensation Committee. After reviewing the Chief Executive Officer’s recommendations, the Compensation Committee approved the final 2014 MIP award payouts with discretionary adjustments. Annual payments for 2014 for each of the Named Executive Officers are listed below:

	2014 Non-Equity Incentive Compensation Payouts
Name	Semi-Annual	Annual	Total
Glenn H. Stevens	$—	$1,550,000	$1,550,000
Jason E. Emerson	$—	$225,000	$225,000
Diego A. Rotsztain	$—	$325,000	$325,000
Jeffrey A. Scott	$—	$265,000	$265,000
Samantha Roady	$—	$245,000	$245,000
Long-Term Equity Incentive Awards
The Compensation Committee uses long-term equity incentives to motivate our executive officers to promote the success of the Company’s business and increase firm value. By providing our executives and other key employees with a direct stake in the Company’s success, these incentives are intended to create a closer identification of their interests with those of our stockholders, stimulate their efforts on the Company’s behalf and strengthen their desire to remain with the Company. Typically, recommendations for long-term equity incentive awards for our executives, including the Named Executive Officers, are made by the Compensation Committee, taking into account the recommendations of our Chief Executive Officer, as appropriate. Our long-term equity incentive awards historically have consisted of both restricted stock units or restricted stock awards and stock options. Decisions regarding whether to grant restricted stock units/awards, options or a combination of both have generally been based on the Compensation Committee’s desire to balance the upside potential of stock options (since an executive will realize value from an option only if the market price of the Company’s Common Stock appreciates and stays above the option’s exercise price for a sustained period until the options vest) with the attractions of a “full value share” award (since restricted shares, once vested, have an intrinsic value equal to the market price of the Company’s Common Stock).
In March 2014, the Compensation Committee approved long-term equity incentive awards in the form of a combination of 80% restricted stock units and 20% stock options to our executive officers, including the Named Executive Officers. The decision to include stock option grants was based on the Compensation Committee’s desire to provide value to our executives while at the same time incentivizing management to increase the value of the Company over the long term. The non-qualified stock options and restricted stock units generally vest based on continued service to the Company over four years in equal annual 25% increments, subject to acceleration under certain circumstances. See “— Potential Payments upon Termination or Change in Control” below. The Compensation Committee believes that these vesting requirements help to create and maintain an environment that motivates retention and longevity of our executive officers and other key employees.

2014 Long-Term Incentive Awards
Restricted Stock Unit Awards

Name	Shares (#)	Per Share Fair Market Value ($)	Aggregate Grant Date Fair Value ($)
Glenn H. Stevens	66,331	9.95	659,993
Jason E. Emerson	29,748	9.95	295,993
Diego A. Rotsztain	24,120	9.95	239,994
Jeffrey A. Scott	20,100	9.95	199,995
Samantha Roady	18,090	9.95	179,996
Non-Qualified Stock Options

Name	Options (#)	Exercise Price ($)	Aggregate Grant Date Fair Value ($)
Glenn H. Stevens	43,565	9.95	164,997
Jason E. Emerson	19,538	9.95	73,998
Diego A. Rotsztain	15,842	9.95	59,999
Jeffrey A. Scott	13,201	9.95	49,997
Samantha Roady	11,881	9.95	44,998
Equity Award Grant Practices
Equity awards are granted under the 2010 Plan. Equity awards are generally granted to executives, certain other employees and our directors on an annual basis. In the case of directors, equity awards are generally granted when a new director joins our Board of Directors and then thereafter on an annual basis.
Recommendations for grants and awards to executive officers, including the Named Executive Officers, and directors are made to our Compensation Committee. Our Compensation Committee must approve all stock option grants and other equity awards to executive officers and directors. Our Compensation Committee retains the discretion to make additional awards to executive officers at other times in connection with the initial hiring of a new executive, for retention purposes or otherwise.
Each stock option grant and other equity award must specify all of the material terms of the grant or award, including the date of grant, exercise price, vesting schedule, term and any other terms or conditions that the Compensation Committee deems appropriate. Option grants made to our executive officers, or any of our other employees or directors, are made with an exercise price equal to the fair market value of a share of the Company’s Common Stock on the date of grant.
The grant date fair value of the long-term incentive awards made to the Named Executive Officers in 2014 is reported in the 2014 Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table included later in this report.
Employment, Severance and Change in Control Arrangements
During 2014, we had an employment agreement with each of our Named Executive Officers. Each of the employment agreements has expired by its terms, and new employment agreements were entered into with Ms. Roady and Messrs. Stevens, Rotsztain and Scott on May 5, 2015. Mr. Emerson resigned from his position as our Chief Financial Officer on October 1, 2015. The discussion below relates solely to the terms of the employment agreements with our Named Executive Officers as in effect during 2014.
Among other terms, the employment agreements provided for payments and other benefits if we terminated the executive’s employment without cause, or if he or she terminated employment for good reason. The amount of severance payable generally differed depending on whether the termination of employment occurred before or after a change in control of the Company.
Our Compensation Committee approved the severance and change-in-control provisions in these agreements because such provisions allow our executives to focus on the best interests of the Company, including long-term goals and strategic interests, to the benefit of the stockholders. Specifically, these provisions address the potential financial hardships which may be experienced by the Named Executive Officers if their employment is terminated under specified circumstances and allow the Named Executive Officers to focus their attention on their assigned duties, notwithstanding the potential impact a change-in-control transaction could have on their respective careers or positions. The severance level for Mr. Stevens was greater than for the other executives because of his greater Company responsibilities.
The severance and change-in-control arrangements that were applicable to our Named Executive Officers for 2014 were set forth in each of their respective employment agreements, as discussed in detail below under “— Executive Compensation — Potential Payments Upon Termination or Change in Control — Employment Agreements and Change in Control Arrangements.”
In general terms, under the terms of these agreements, a change-in-control would have occurred: (i) if a person, entity or affiliated group acquires more than 50% of our then outstanding voting securities; (ii) if any person, entity or affiliated group acquires assets of the Company that have a total gross fair market value equal to or more than 75% of the total gross fair market value of all of the assets of the Company immediately before such acquisition of acquisitions; or (iii) if a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the incumbent Board members.

In the event of a change-in-control, all outstanding options and restricted equity awards held by all grantees under the terms of our 2006 Equity Compensation Plan (“2006 Plan”) and 2010 Plan vest, unless our Compensation Committee determines otherwise. Similarly, the restricted equity award agreements provide for accelerated delivery of vested restricted equity awards upon the occurrence of a change in control unless our Compensation Committee determines otherwise. In addition, the employment agreements in place with certain of our Named Executive Officers during 2014 included accelerated vesting provisions for time-vesting equity awards in the event that the Named Executive Officer’s employment was terminated without cause or the executive resigns with good reason within a specified period after a change in control occurs. Our Compensation Committee believes that these contractual rights provided a valuable incentive for management. For more details regarding the terms of the employment agreements, see “— Executive Compensation —Potential Payments Upon Termination or Change in Control — Employment Agreements and Change in Control Arrangements” below.
Tax and Accounting Treatment
The Compensation Committee considers the tax and accounting effects of various compensation elements when designing our annual incentive and equity compensation plans and making other compensation decisions. Although the Compensation Committee designs our plans and programs to be tax-efficient and to minimize compensation expense, these considerations are secondary to meeting the overall objectives of the executive compensation program.
We account for stock-based compensation in accordance with generally accepted accounting principles. Consequently, stock-based compensation cost is measured at the grant date based on the fair value of the award in accordance with FASB ASC Topic 718. We generally recognize stock-based compensation expense ratably over the vesting period of each award except as otherwise required by FASB ASC Topic 718.
Adjustment or Recovery of Awards — Clawback Provisions
Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the SEC to direct the national securities exchanges to prohibit the listing of any security of an issuer that does not develop and implement a clawback policy. At this time, the SEC has not finalized rules related to clawback policies. Once the final rules are in place, we intend to adopt a clawback policy that fully complies with SEC regulations.
Likewise, under Section 304 of the Sarbanes-Oxley Act, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer could be required to reimburse us for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of our securities during those 12 months.

Further, the employment agreements that were in effect with each of our Named Executive Officers during 2014 provided that, to the extent permitted or required by governing law, our Compensation Committee had the discretion to require each

Named Executive Officer to repay to us the amount of any incentive compensation to the extent the Compensation Committee or Board of Directors determines that such incentive compensation was not actually earned by the Named Executive Officer because (i) the amount of such payment was based on the achievement of financial results that were subsequently the subject of a material accounting restatement that occurs within three years of such payment (except in the case of a restatement due to a change in accounting policy or simple error); (ii) the Named Executive Officer engaged in fraud, gross negligence or intentional misconduct; or (iii) the Named Executive Officer deliberately misled the market or the Company’s stockholders regarding our financial performance. For more details regarding the terms of employment agreements of the Named Executive Officers during 2014, see “— Executive Compensation —Potential Payments Upon Termination or Change in Control — Employment Agreements and Change in Control Arrangements”

EXECUTIVE COMPENSATION
2014 Summary Compensation Table
The table below presents the annual compensation earned for services to us in all capacities for the periods shown for our Named Executive Officers. All dollar amounts are in U.S. dollars.

Name and Principal Position(s)	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Glenn H. Stevens	2014	650,000	659,993	164,997	$1,550,000	—	20,523(3)	3,024,990
President	2013	650,000	585,200	193,559	2,936,552	32,906	19,603	4,417,820
CEO	2012	650,000	503,500	270,600	1,042,000	485	18,640	2,485,225
Jason E. Emerson	2014	250,000	295,993	73,998	225,000	—	11,791(4)	844,991
Chief Financial	2013	62,500	—	—	250,000	—	—	312,500
Officer	2012	—	—	—	—	—	—	—
Diego A. Rotsztain	2014	325,000	239,994	59,999	325,000		11,883(5)	949,993
General Counsel	2013	325,000	206,800	68,172	415,000	—	11,683	1,026,655
and Secretary	2012	325,000	185,500	99,000	133,900	—	11,923	755,323
Jeffrey A. Scott	2014	325,000	199,995	49,997	265,000	—	13,443(6)	839,992
Chief Operating	2013	325,000	154,000	49,911	475,000	—	13,243	1,017,154
Officer	2012	325,000	137,800	77,000	160,300	—	13,636	713,736
Samantha Roady	2014	320,833	179,996	44,998	245,000	—	17,883(7)	790,827
Chief Marketing	2013	300,000	154,000	49,911	410,000	—	17,183	931,094
Officer	2012	297,500	143,100	77,000	147,000	—	18,321	682,921

(1)
The amounts shown in this column represent the aggregate grant date fair value of restricted stock units and stock awards granted during fiscal years 2014, 2013 and 2012 under the 2010 Plan, calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For information on assumptions used in determining fair value of these stock awards, refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 16, 2015 and amended on April 30, 2015.

(2)
The amounts shown in this column represent the aggregate grant date fair value of stock options granted during fiscal years 2014, 2013 and 2012 under the 2010 Plan, calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For information on assumptions used in determining fair value of these stock options, refer to Note 15 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 16, 2015 and amended on April 30, 2015.

(3)
This amount includes: (i) $10,400 in employer matching contribution to our 401(k) plan; (ii) $8,640 in car allowance ($720 per month); and (iii) $1,483 for payment of disability and term life insurance premiums.

(4)	This amount includes: (i) $10,400 in employer matching contribution to our 401(k) plan; and (ii) $1,391 for payment of disability and term life insurance premiums.

(5)	This amount includes: (i) $10,400 in employer matching contribution to our 401(k) plan; and (ii) $1,483 for payment of disability and term life insurance premiums.

(6)	This amount includes: (i) $10,400 in employer matching contribution to our 401(k) plan; (ii) $1,560 in phone allowance; and (iii) $1,483 for payment of disability and term life insurance premiums.

(7)
This amount includes: (i) $10,400 in employer matching contribution to our 401(k) plan; (ii) $6,000 in car allowance ($500 per month); and (iii) $1,483 for payment of disability and term life insurance premiums.

2014 Grants of Plan-Based Awards
The following table sets forth information concerning 2014 grants of plan-based awards to the Named Executive Officers. The estimated possible payouts under non-equity incentive plan awards consist of the incentive compensation plans that are described in “— Compensation Actions in 2013 and 2014 — Annual Incentive Awards.” The actual amounts received in respect of the non-equity plan incentive awards for 2014 are reported in the 2014 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Glenn H. Stevens	3/5/2014	—	$1,550,000	—	66,331	—	—	659,993
	3/5/2014	—	—	—	—	43,565	9.95	164,997
Jason E. Emerson	3/5/2014	—	$250,000	—	29,748			295,993
	3/5/2014	—	—	—		19,538	9.95	73,998
Diego A. Rotsztain	3/5/2014	—	200,000	—	24,120	—		239,994
	3/5/2014	—	—	—	—	15,842	9.95	59,999
Jeffrey A. Scott	3/5/2014	—	275,000	—	20,100	—		199,995
	3/5/2014	—	—	—	—	13,201	9.95	49,997
Samantha Roady	3/5/2014	—	225,000	—	18,090			179,996
	3/5/2014	—	—	—	—	11,881	9.95	44,998

(1)	The amounts shown in this column represent the aggregate grant date fair value of equity awards granted in 2014 calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.

Outstanding Equity Awards at 2014 Fiscal Year-End
The following table sets forth information regarding unexercised stock options and restricted stock units and restricted stock awards that had not vested for each of the Named Executive Officers as of December 31, 2014. For more information on equity awards made to the Named Executive Officers see “— Compensation Actions in 2014 and 2015 — Long-Term Equity Incentive Awards.”

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Glenn Stevens	12/30/2005	50,002(1)	—	—	2.43	12/30/2015	—	—
	7/28/2010	248,743(2)	—	—	3.83	7/28/2020	—	—
	3/23/2011	96,750(3)	32,250(3)	—	8.02	3/23/2018	—	—
	3/1/2012	61,500(3)	61,500(3)	—	5.30	3/1/2019	—	—
	3/22/2013	39,750(3)	119,250(3)	—	4.40	3/22/2020	—	—
	3/5/2014	—	43,565(3)	—	9.95	3/5/2021	—	—
	3/23/2011	—	—	—	—	—	10,750(4)	96,965
	3/1/2012	—	—	—	—	—	47,500(4)	428,450
	3/22/2013	—	—	—	—	—	99,750(4)	899,745
	3/5/2014	—	—	—	—	0	66,331(4)	598,306
Jason Emerson	3/5/2014	—	19,538(3)	—	9.95	3/5/2021	—	—
	3/5/2014	—	—	—	—	—	29,748(4)	268,327
Diego Rotsztain	3/23/2011	—	4,543(3)	—	8.02	3/23/2018	—	—
	3/1/2012	—	22,500(3)	—	5.30	3/1/2019	—	—
	3/22/2013	—	42,000(3)	—	4.40	3/22/2020	—	—
	3/5/2014	—	15,542(3)	—	9.95	3/5/2021	—	—
	3/23/2011	—	—	—	—	—	5,844(4)	52,713
	3/1/2012	—	—	—	—	—	17,500(4)	157,850
	3/22/2013	—	—	—	—	—	35,250(4)	317,955
	3/5/2014	—	—	—	—	0	24,120(4)	217,562
Jeffrey Scott	3/23/2011	45,000(3)	15,000(3)	—	8.02	3/23/2018	—	—
	3/1/2012	17,500(3)	17,500(3)	—	5.30	3/1/2019	—	—
	3/22/2013	10,250(3)	30,750(3)		4.40	3/22/2020	—	—
	3/5/2014	—	13,201(3)	—	9.95	3/5/2021	—	—
	3/23/2011	—	—	—	—	—	5,000(4)	45,100
	3/1/2012	—	—	—	—	—	13,000(4)	117,260
	3/22/2013	—	—	—	—	—	26,250(4)	236,775
	3/5/2014	—	—	—	—	0	20,100(4)	181,302
Samantha Roady	7/28/2010	44,404(2)	—	—	3.83	7/28/2020	—	—
	3/23/2011	27,000(3)	9,000(3)	—	8.02	3/23/2018	—	—
	3/1/2012	17,500(3)	17,500(3)	—	5.30	3/1/2019	—	—
	3/22/2013	10,250(3)	30,750(3)		4.40	3/22/2020	—	—
	3/5/2014	—	11,881(3)	—	9.95	3/5/2021	—	—
	3/23/2011	—	—	—	—	—	3,000(4)	27,060
	3/1/2012	—	—	—	—	—	13,500(4)	121,770
	3/22/2013	—	—	—	—	—	26,250(4)	236,775
	3/5/2014	—	—	—	—	—	18,090(4)	163,172

(1)	Such stock options vest ratably over three years, with one-third of the options vesting on each of the first three anniversaries of the grant date and have a term of ten years.

(2)	Such stock options vest ratably over four years, with one-fourth of the options vesting on each of the first four anniversaries of the grant date and have a term of ten years.

(3)	Such stock options vest ratably over four years, with one-fourth of the options vesting on each of the first four anniversaries of the grant date and have a term of seven years.

(4)	Such restricted stock units or awards vest ratably over four years, with one-fourth of the grants vesting on each of the first four anniversaries of the grant date.

(5)
The value is calculated based on the closing market price of our Common Stock on December 31, 2014, $9.02. The amounts of the awards do not necessarily reflect the dollar amounts of compensation that may be realized by our Named Executive Officers.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards/Units
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Glenn H. Stevens	55,276	$374,218	67,750	$753,760
Jason E. Emerson (2)	—	$—	—	$—
Diego A. Rotsztain	50,126	$211,129	26,345	$293,886
Jeffrey A. Scott	—	$—	20,250	$226,258
Samantha Roady	191,992	$1,043,983	18,500	$205,398

(1)
Represents the fair market value of our common stock on the applicable vesting date or exercise date (minus the exercise price for options), multiplied by the number of shares underlying restricted stock units, restricted stock awards or stock options that vested or were exercised, as applicable, on that date.

(2)	Mr. Emerson, who joined the Company in September 2013, did not hold any options, stock awards or units that vested during the year ended December 31, 2014.
Retirement, Nonqualified Deferred Compensation Plan and Other Benefits
We provide a 401(k) retirement savings plan, which is a tax-qualified defined contribution plan, and a non-qualified deferred compensation plan to our executive officers and employees, including the Named Executive Officers. Under the     401(k) plan, each participant may contribute up to 100% of his or her pretax compensation, up to a statutory limit, which for most employees was $17,500 in 2014. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested at the employee’s direction by the plan’s trustee. We match 100% of the first 3% of the employee’s salary contributed to the plan and 50% on the next 2% with immediate vesting on all employer contributions. Our matching contributions to the accounts of the Named Executive Officers are disclosed in the 2014 Summary Compensation Table. We also maintain a non-qualified deferred compensation plan primarily for the purpose of providing deferred compensation for a select group of employees, including the Named Executive Officers, thereby creating an incentive for such employees to remain employed by us and to promote our continued growth. This nonqualified deferred compensation plan provides that each eligible employee may defer all of their cash compensation. Under this plan, each employee is fully vested in his or her deferred compensation. Employee deferrals are held and invested at the employee’s direction by the plan’s trustee. We do not match employee deferrals into this plan. Only Mr. Stevens had an outstanding balance under the deferred compensation plan as of December 31, 2014.

In addition, during 2014, Mr. Stevens and Ms. Roady each held restricted stock units, or RSUs, that had vested pursuant to their terms, but that would not convert into shares of the Company’s common stock until the earlier of (i) as soon as administratively practicable after December 31, 2014, (ii) the occurrence of a change in control of the Company or (iii) the date he or she ceases to be employed by, or provide services to, the Company. Pursuant to their terms, the RSUs were converted into shares of the Company’s common stock in January 2015, effective as of December 31, 2014.

Name	Executive Contributions in 2014($)	Registrant Contributions in 2014($)	Aggregate Earnings in 2014($)(1)	Aggregate Withdrawals / Distributions in 2014($)	Aggregate Balance at December 31, 2014($)(2)
Glenn H. Stevens
Deferred Compensation Plan	—	—	$—	91,920	$308,335	(3)
RSU	—	—	$51,219	—	$305,958
RSU	—	—	$20,306	—	$121,301
RSU	—	—	$341,456	—	$2,039,693
RSU	—	—	$204,874	—	$1,223,816
RSU	—	—	$110,453	—	$659,795
Total	—	—	$728,308	—	$4,658,898

Samantha Roady
RSU	—	—	$68,291	—	$407,939
RSU	—	—	$68,291	—	$407,939
RSU	—	—	$34,146	—	$203,969
RSU	—	—	$20,488	—	$122,383
Total	—	—	$191,216	—	$1,142,230

(1)
For RSUs, the value is calculated based on the change in the closing market price of the Company’s Common Stock on December 31, 2014, $9.02, as compared to the closing market price on December 31, 2013, $7.51.

(2)	For RSUs, the value is calculated based on the closing market price of the Company’s Common Stock on December 31, 2014, $9.02.

(3)
This amount represents Mr. Stevens’s account balance at the end of 2014, inclusive of a distribution taken during the year as noted above. Mr. Stevens received no compensation during the year in regards to this account balance, as is reflected in the 2014 Summary Compensation Table above.

Additional benefits received by our executive officers, including the Named Executive Officers, include health-care benefits, dental, vision, disability and life insurance coverage. These benefits are provided to our Named Executive Officers on the same basis as to all of our other employees.
Potential Payments Upon Termination or Change in Control
Employment Agreements and Change in Control Arrangements
Glenn H. Stevens
Employment Agreement
On April 14, 2012, we entered into an amended and restated employment agreement with Mr. Stevens, our President and Chief Executive Officer, which provided that it would continue, unless earlier terminated by the parties, until the third anniversary of its effective date. Consequently, the agreement expired on its terms in April 2015, although it governed Mr. Stevens’s employment throughout 2014. As reported on our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 11, 2015, we entered into a new employment agreement with Mr. Stevens on May 5, 2015. The discussion below relates solely to the terms of Mr. Stevens’s amended and restated employment agreement as in effect during 2014.
The amended and restated employment agreement permitted us to adopt a flexible incentive compensation program and provided that Mr. Stevens was eligible to participate in any such incentive compensation programs that we maintain from time to time for our executive officers. Also, it provided that, to the extent permitted or required by governing law, our Compensation Committee had discretion to require Mr. Stevens to repay to us the amount of any incentive compensation to the extent the Compensation Committee or Board of Directors determined that such incentive compensation was not actually earned by Mr. Stevens because (i) the amount of such payment was based on the achievement of financial results that were subsequently the subject of a material accounting restatement that occurs within three years of such payment (except in the case of a restatement due to a change in accounting policy or simple error); (ii) Mr. Stevens had engaged in fraud, gross negligence or intentional misconduct; or (iii) Mr. Stevens had deliberately misled the market or the Company’s stockholders regarding the Company’s financial performance.
Mr. Stevens’s amended and restated employment agreement provided for certain payments and benefits depending upon the circumstances of his termination of employment. If Mr. Stevens resigned without “Good Reason” (as defined in the agreement) or we terminated his employment for “Cause” (as defined in the agreement), we would have to pay to him any earned and unpaid salary through the date of his termination, as well as any accrued and unused paid time off and appropriate expense reimbursements, all of which we refer to as his accrued benefits. If Mr. Stevens died or his employment was terminated due to disability during the term of the agreement, in addition to his accrued benefits, Mr. Stevens (or his estate) was entitled to receive pro rata incentive compensation, based on the applicable target, for the performance periods in which his termination occurred. The pro rata incentive compensation would be paid when such incentive compensation was paid to other executives.
Mr. Stevens’s employment agreement also provided that, in the event we terminated his employment at any time without “Cause” or he resigned for “Good Reason,” he was entitled to receive payment of his accrued benefits. In addition, the agreement provided that if his employment terminated under those circumstances, absent a “Change in Control” (as defined in the agreement), and he executed a general release of any and all claims that he may have had against us in connection with his employment or termination of employment, Mr. Stevens was entitled to receive the following payments and benefits:

•	severance in the form of salary continuation payments for 18 months, equal to his monthly base salary in effect at that time;

•	payment of any accrued and unpaid incentive compensation earned prior to the date of his termination;

•
pro-rata incentive compensation with respect to the fiscal year in which the termination of employment occurs, which amount would be calculated pursuant to a formula set forth in the amended and restated employment agreements taking into account the Company’s performance and Mr. Stevens’ achievement of his personal goals and objectives during the relevant fiscal year. The pro rata incentive compensation would be paid when such incentive compensation was paid to other executives;

•	continued health benefits at the same premium rates charged to other current employees for the 18-month period following termination of employment; and

•
with respect to outstanding equity awards, time-based equity grants held by Mr. Stevens at the time of termination of employment that would vest within the 18-month period (assuming a monthly vesting schedule) following the termination date would immediately vest and become exercisable.

If such termination occurred coincident with or within 18 months after a Change in Control, then he was entitled to receive the same severance benefits described above, with the following changes:

•
Mr. Stevens would be entitled to receive severance payments in an amount equal to 24 months of his monthly base salary in effect at that time, six months’ worth of which will be payable in a lump sum upon his termination, and the remainder of which was payable in installments over 18 months.

•
Mr. Stevens would be entitled to receive payment, on a pro rata basis, of incentive compensation generally based on his target incentive compensation amount for the performance period in which his termination occurs. This pro rata incentive compensation would be paid in a lump sum upon his termination.

•
Mr. Stevens would be entitled to receive a lump sum payment, upon his termination, in an amount equal to two times his target incentive compensation for the fiscal year in which his termination occurs.

•
With respect to outstanding equity awards, all equity grants held by Mr. Stevens at the time of his termination that are subject to time-based vesting conditions would immediately vest and become exercisable in full.

Mr. Stevens’s amended and restated employment agreement also contained nondisclosure, noncompetition and nonsolicitation provisions. The nondisclosure provisions provided for protection of our confidential information. The noncompetition and nonsolicitation provisions of Mr. Stevens’s agreement were designed to prevent him from competing with us or soliciting our customers or employees for a period of 18 months following termination of employment for any reason (or, in the case of a termination without Cause or Good Reason following a Change in Control as described above, for a period of 6 months). Mr. Stevens’s right to receive severance was conditioned upon Mr. Stevens’s being in compliance with the confidentiality, noncompetition and nonsolicitation provisions of his agreement, and provided that we could recoup severance payments from him if he breached those restrictive covenants.

Mr. Stevens’s amended and restated employment agreement did not provide for the payment of any tax gross-up to him in the event that his severance benefits caused him to be liable for the payment of golden parachute excise taxes. We could, however, reduce his severance benefits to a level below that which would cause him to be liable for the payment of golden parachute excise taxes, if he would receive a greater net after-tax benefit by receiving the reduced severance benefits rather than receiving the full severance benefits and having to pay the excise taxes.

GCAM Letter Agreement
On January 1, 2007, we entered into a securities purchase agreement with Mr. Stevens, Mark E. Galant, the then Chairman of our Board of Directors, and GAIN Capital Group, LLC, our indirect wholly-owned subsidiary. Pursuant to the purchase agreement, we purchased all of the issued and outstanding units of GCAM, LLC, or GCAM, an entity offering managed account services, from each of Mr. Stevens, Mr. Galant and GAIN Capital Group, LLC, resulting in GCAM becoming our direct wholly-owned subsidiary. In consideration of the GCAM units, we issued 48,820 restricted stock units to Mr. Stevens which are currently vested. Pursuant to Mr. Stevens’s restricted stock unit agreement, upon a “Change of Control” as defined in the restricted stock unit agreement, he shall receive an additional award of 9,764 restricted units in exchange for $100,000 paid by him to us; provided that both he and Mr. Galant are employed by us or are providing services to us at the time of the Change of Control.
Other Named Executive Officers
Mr. Rotsztain’s, Mr. Scott’s, Mr. Emerson’s and Ms. Roady’s Employment Agreements
In April 2012, we entered into amended and restated employment agreements with Diego Rotsztain, our General Counsel, Head of Corporate Development and Secretary, Jeffrey Scott, our Chief Operating Officer, and Samantha Roady, our Chief Commercial Officer. In September 2013, we entered into an employment agreement with Jason Emerson, our Chief Financial Officer. Pursuant to their terms, the employment agreements of Ms. Roady and Messrs. Rotsztain and Scott expired in April 2015, while Mr. Emerson's employment agreement expired in September 2014. As reported on our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 11, 2015, we entered into a new employment agreement with Ms. Roady and Messrs. Rotsztain and Scott on May 5, 2015. As previously reported by the Company, Mr. Emerson resigned as the Company’s Chief Executive Officer effective as of October 1, 2015. The discussion below relates solely to the terms of the employment agreements as in effect during 2014.
Under the terms of their agreements, Ms. Roady and Messrs. Rotsztain and Scott were entitled to receive annual base salaries of $325,000 and Mr. Emerson was entitled to receive an annual base salary of $250,000. Each of them was eligible to receive bonuses as determined by the Compensation Committee in its sole discretion. Messrs. Rotsztain, Scott and Emerson and Ms. Roady were also eligible to participate in any benefit plans and programs in place for our executive officers.
Each of these executives’ employment agreement provided for certain payments and benefits depending upon the circumstances of his or her termination of employment. If one of these executives resigned without “Good Reason” (as defined in the applicable agreement) or we terminated his or her employment for “Cause” (as defined in the applicable agreement), we would have to pay any earned and unpaid salary through the date of termination, as well as any accrued and unused paid time off and appropriate expense reimbursements, all of which we refer to as such executive’s accrued benefits. In the event of a termination by the Company as a result of disability or death, in addition to their accrued benefits, the executives (or their respective estates) were entitled to receive pro-rata annual incentive compensation with respect to the fiscal year in which the termination of employment occurred based on such executive’s target incentive compensation for such fiscal year. The pro rata incentive compensation would be paid when such incentive compensation is paid to other executives.
These employment agreements also provided that, in the event the executive was terminated without “Cause” (as defined in the agreement) or resigned for “Good Reason” (as defined in the agreement) other than in connection with a “Change in Control” (as defined in the agreement), he or she would be entitled to receive any earned and unpaid salary through the date of his or her termination, as well as any accrued and unused paid time off and appropriate expense reimbursements. Messrs. Rotsztain, Scott and Emerson and Ms. Roady were also entitled to receive the following payments and benefits:

•	severance in an amount equal to 12 months’ base salary at the time of termination;

•	any accrued and unpaid annual incentive compensation;

•
in the case of Messrs. Rotsztain and Scott and Ms. Roady, pro-rata incentive compensation with respect to the fiscal year in which the termination of employment occurs, which amount would be calculated pursuant to a formula set forth in the amended and restated employment agreements, taking into account the Company’s performance and such executive’s achievement of his or her personal goals and objectives during the relevant fiscal year;

•	in the case of Mr. Emerson, an amount equal to his annual cash target bonus, as determined by the Chief Executive Officer;

•
with respect to outstanding equity awards, accelerated vesting such that all equity grants held at the time of termination that would have vested within the 12-month period following the termination date if the vesting schedule for such grants were based on a monthly vesting schedule would immediately vest and become exercisable; and

•	continued health benefits at the same premium rates charged to other current employees for the 12-month period following termination of employment.
In the event of termination by the Company without “Cause” or as a result of a resignation for “Good Reason” coincident with or within 12 months after a “Change in Control,” Messrs. Rotsztain, Scott and Emerson and Ms. Roady were entitled to receive any earned and unpaid salary through the date of termination, as well as any accrued and unused paid time off and appropriate expense reimbursements. Messrs. Rotsztain, Scott and Emerson and Ms. Roady were also entitled to receive:

•	severance in an amount equal to 12 months’ (in the case of Messrs. Rotsztain and Scott and Ms. Roady) or 24 months’ (in the case of Mr. Emerson) base salary at the time of termination;

•	any accrued and unpaid annual incentive compensation;

•
pro-rata annual incentive compensation with respect to the fiscal year in which the termination of employment occurs generally based on such executive’s target incentive compensation for such fiscal year;

•	in the case of Messrs. Rotsztain and Scott and Ms. Roady, an amount equal to one times the incentive compensation for the fiscal year in which the termination of employment occurs;

•	in the case of Mr. Emerson, an amount equal to his annual cash target bonus, as determined by the Chief Executive Officer;

•
with respect to outstanding equity awards, accelerated vesting such that all equity grants held at the time of termination that were subject to time-based vesting conditions would immediately vest and become exercisable in full; and

•	continued health benefits at the same premium rates charged to other current employees (or waiver of COBRA costs in excess of such rates) for the 12-month period following termination of employment.
These employment agreements also contained nondisclosure, noncompetition and nonsolicitation provisions. The nondisclosure provisions provided for protection of the Company’s confidential information. The noncompetition and nonsolicitation provisions were designed to prevent Messrs. Rotsztain, Scott and Emerson and Ms. Roady from competing with us or soliciting our customers or employees for a period of 12-months following termination of employment (or, in the case of a termination without Cause or for Good Reason following a Change in Control as described above, for a period of 6 months).
Potential Payments Upon Termination or Change of Control Table
The table below reflects the compensation and benefits, if any, that would have been due to each of the Named Executive Officers under the terms of their employment agreements with us upon (i) a voluntary termination; (ii) a termination for cause; (iii) an involuntary termination other than for cause or resignation for good reason, both before and after a change in control; (iv) a change in control; or (v) a termination due to death, disability or retirement. As noted above, the employment agreements of each of the Named Executive Officers has expired by its terms and the terms of new employment agreements are being finalized. The amounts shown assume that each termination of employment or the change in control, as applicable, was effective as of December 31, 2014 and was governed by the terms of each of the Named Executive Officer's prior employment agreement. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment or change in control, as applicable. The actual amounts to be paid can only be determined at the time of the actual termination of employment or change of control, as applicable.
The value of accelerated vesting of options, if any, for purposes of the table below is calculated by multiplying the number of unvested shares subject to each option the vesting of which is accelerated upon the specified event by the amount by which the fair market value of a share of our Common Stock as of December 31, 2014 (which was $9.02), exceeds the per share exercise price of the option. The value of accelerated vesting and payment of restricted stock units and restricted stock awards for purposes of the table below is calculated by multiplying the aggregate number of restricted stock units/awards, the vesting of which is accelerated upon the specified event, by the fair market value of a share of our Common Stock as of December 31, 2014 (which was $9.02).

Name	Benefit	Voluntary Resignation or Termination for Cause	Termination Without Cause or Resignation for Good Reason Prior to Change in Control	Change in Control	Termination Without Cause or Resignation for Good Reason After Change in Control	Death or Disability
Glenn H. Stevens(1)	Cash severance	—	2,525,000(2)	—	5,950,000(3)	1,550,000(4)
	Option Acceleration	—	674,231(5)	811,965(6)	811,965(6)	—
	Restricted Stock Unit/Award Acceleration	—	1,536,771(7)	2,023,466(8)	2,023,466(8)	—
	Health Benefits	—	18,000(9)	—	18,000(9)	—
	Total value	$—	$4,754,002	$2,835,431	$8,803,431	$1,550,000
Jason E. Emerson(10)	Cash severance	14,904(11)	514,904(12)	—	1,014,904(13)	264,904(14)
	Option Acceleration(15)	—	—	—	—	—
	Restricted Stock Unit/Award Acceleration	—	117,393(16)	268,327(17)	268,327(17)	—
	Health Benefits	—	12,000(18)	—	12,000(18)	—
	Total value	$14,904	$644,297	$268,327	$1,295,231	$264,904
Diego A. Rotsztain(1)	Cash severance	—	650,000(19)	—	725,000(20)	200,000(21)
	Option Acceleration	—	190,971(22)	282,283(23)	282,283(23)	—
	Restricted Stock Unit/Award Acceleration	—	471,489(24)	746,080(25)	746,080(25)	—
	Health Benefits	—	12,000(18)	—	12,000(18)	—
	Total value	$—	$1,324,460	$1,028,363	$1,765,363	$200,000
Jeffrey A. Scott(1)	Cash severance	27,031(26)	617,031(27)	—	902,031(28)	302,031(29)
	Option Acceleration	—	154,834(30)	222,165(31)	222,165(31)	—
	Restricted Stock Unit/Award Acceleration	—	365,141(32)	580,437(33)	580,437(33)	—
	Health Benefits	—	12,000(18)	—	12,000(18)	—
	Total value	$27,031	$1,149,006	$802,602	$1,716,633	$302,031
Samantha Roady(1)	Cash severance	17,500(34)	587,500(35)	—	792,500(36)	267,500(37)
	Option Acceleration	—	148,834(38)	216,165(39)	216,165(39)	—
	Restricted Stock Unit/Award Acceleration	—	343,115(40)	548,777(41)	548,777(41)	—
	Health Benefits	—	12,000(18)	—	12,000(18)	—
	Total value	$17,500	$1,091,449	$764,942	$1,569,442	$267,500

(1)
The amounts reflected in this table are calculated based on the terms of the Named Executive Officer’s employment agreement effective April 2012. As noted above, this employment agreement expired by its terms in April 2015 and a new employment agreement was entered into on May 5, 2015.

(2)
Pursuant to the terms of his employment agreement, Mr. Stevens was entitled to payment of 18 months’ continued base salary plus a pro rata portion of the cash incentive compensation which he would have otherwise been paid had his employment not terminated, based on the amount that would actually have been earned. Since the table assumes termination as of December 31, 2014, Mr. Stevens’s pro rata incentive compensation payment is reflected as the full amount of the cash incentive compensation payable to him for the assumed year of termination based upon actual performance results. The amount set forth in the table is equal to 1.5 times Mr. Stevens’s 2014 base salary, $975,000, plus the full amount of Mr. Stevens’s 2014 earned cash incentive compensation, $1,550,000.

(3)
Pursuant to the terms of his employment agreement, Mr. Stevens was entitled to payment of 24 months’ base salary, 6 months of which would be paid in a lump sum upon termination and 18 months of which would be paid in monthly installments; plus a lump sum amount equal to two times his target cash incentive compensation for the fiscal year in which his termination occurs; plus the pro rata portion of the cash incentive compensation which he would have otherwise been paid for the year in which his termination occurs had his employment not terminated based on his target cash incentive compensation amount for that year. Since the table assumes termination as of December 31, 2014, Mr. Stevens’s pro rata incentive compensation payment is reflected as the full amount of the target cash incentive compensation payable to him for the assumed year of termination. The amount set forth in the table is equal to two times Mr. Stevens’s 2014 base salary, $1,300,000, plus two times Mr. Stevens’s 2014 target cash incentive compensation amount, $3,100,000, plus the full amount of Mr. Stevens’s 2014 target cash incentive compensation, $1,550,000.

(4)
Pursuant to the terms of his employment agreement, upon Mr. Stevens’s termination of employment due to disability or death, Mr. Stevens or his estate was entitled to any accrued and unpaid salary as well as any accrued but unused PTO and appropriate expense reimbursements. Mr. Stevens or his estate was also entitled to receive cash incentive compensation for such fiscal year on a pro rata basis, based on the target amount. Since the table assumes termination as of December 31, 2014, the amount reflected in the table includes the full amount of Mr. Stevens’s 2014 target incentive compensation, $1,550,000.

(5)
This amount reflects 18 months accelerated vesting of 207,693 stock options, of which the fair market value of our Common Stock as of December 31, 2014 of $9.02 exceeded the exercise price of 183,188 options.

(6)
This amount reflects the accelerated vesting of 256,565 stock options, of which the fair market value of our Common Stock as of December 31, 2014 of $9.02 exceeded the exercise price of 213,000 options.

(7)	This amount reflects 18 months accelerated vesting and payment of 170,374 restricted stock units and restricted stock awards based on a price per share as of December 31, 2014 of $9.02.

(8)	This amount reflects accelerated vesting and payment of 224,331 restricted stock units and restricted stock awards based on a price per share as of December 31, 2014 of $9.02.

(9)	This amount is equal to 18 months of continued health benefits assuming a monthly cost to the Company of $1,000 to provide such benefits.

(10)
The amounts reflected in this table are calculated based on the terms of Mr. Emerson’s employment agreement effective September 2013 and assumes such agreement was in effect as of December 31, 2014. As noted above, this employment agreement expired by its terms in September 2014 and Mr. Emerson resigned from his position as Chief Executive Officer, effective as of October 1, 2015.

(11)
Pursuant to the terms of his employment agreement, upon Mr. Emerson’s termination of employment due to voluntary resignation or termination for cause, Mr. Emerson was entitled to any accrued and unpaid salary as well as any accrued but unused PTO, and appropriate expense reimbursements. The entire amount of $14,904 represents accrued but unused PTO.

(12)
Pursuant to the terms of his employment agreement, Mr. Emerson was entitled to payment of 12 months’ continued base salary plus the full amount of his target cash bonus as determined by the Chief Executive Officer. Since the table assumes termination as of December 31, 2014, Mr. Emerson’s pro rata incentive compensation payment is reflected as the full amount of the cash incentive compensation payable to him for the assumed year of termination based upon actual performance results. The amount set forth in the table is equal to 1 times Mr. Emerson’s 2014 base salary, $250,000, plus Mr. Emerson's 2014 target cash incentive compensation, $250,000, plus accrued PTO of $14,904.

(13)
Pursuant to the terms of his employment agreement, Mr. Emerson was entitled to payment of 24 months’ continued base salary, plus the full amount of his target cash bonus as determined by the Chief Executive Officer, plus a pro rata portion of the cash incentive compensation which he would have otherwise been paid for the year in which his termination occurs had his employment not terminated based on his target cash incentive compensation amount for that year. Since the table assumes termination as of December 31, 2014, Mr. Emerson’s pro rata incentive compensation payment is reflected as the full amount of the target cash incentive compensation payable to him for the assumed year of termination. The amount set forth in the table is equal to 2 times Mr. Emerson’s 2014 base salary, $500,000, his target cash bonus of $250,000, plus the full amount of Mr. Emerson’s 2014 target cash incentive compensation, $250,000, plus accrued PTO of $14,904.

(14)
Pursuant to the terms of his employment agreement, upon Mr. Emerson’s termination of employment due to disability or death, Mr. Emerson or his estate was entitled to any accrued and unpaid salary as well as any accrued but unused PTO and appropriate expense reimbursements. Mr. Emerson or his estate was also entitled to receive cash incentive compensation for such fiscal year on a pro rata basis, based on the target amount. The amount reflected in the table includes the full amount of Mr. Emerson’s 2014 target incentive compensation, $250,000, plus accrued PTO of $14,904.

(15)
Mr. Emerson’s stock options issued during 2014 have an exercise price higher than the fair market value of $9.02 on December 31, 2014, and accordingly, there would have been no value upon acceleration of these stock options.

(16)	This amount reflects 12 months accelerated vesting and payment of 13,015 restricted stock units based on a price per share as of December 31, 2014 of $9.02.

(17)	This amount reflects accelerated vesting and payment of 29,748 restricted stock units based on a price per share as of December 31, 2014 of $9.02.

(18)	This amount is equal to 12 months of continued health benefits assuming a monthly cost to us of $1,000 to provide such benefits.

(19)
Pursuant to the terms of his employment agreement, Mr. Rotsztain was entitled to payment of 12 months’ continued base salary plus a pro rata portion of the cash incentive compensation which he would have otherwise been paid had his employment not terminated, based on the amount that would actually have been earned. Since the table assumes termination as of December 31, 2014, Mr. Rotsztain’s pro rata incentive compensation payment is reflected as the full amount of the cash incentive compensation payable to him for the assumed year of termination based upon actual performance results. The amount set forth in the table is equal to 1 times Mr. Rotsztain’s 2014 base salary, $325,000, plus the full amount of Mr. Rotsztain’s 2014 earned cash incentive compensation, $325,000.

(20)
Pursuant to the terms of his employment agreement, Mr. Rotsztain was entitled to payment of 12 months’ base salary, plus a lump sum amount equal to his target cash incentive compensation for the fiscal year in which his termination occurs, plus a pro rata portion of the cash incentive compensation which he would have otherwise been paid for the year in which his termination occurs had his employment not terminated based on his target cash incentive compensation amount for that year. Since the table assumes termination as of December 31, 2014, Mr. Rotsztain’s pro rata incentive compensation payment is reflected as the full amount of the target cash incentive compensation payable to him for the assumed year of termination. The amount set forth in the table is equal to 1 times Mr. Rotsztain’s 2014 base salary, $325,000, plus Mr. Rotsztain’s 2014 target cash incentive compensation amount, $200,000, plus the full amount of Mr. Rotsztain’s 2014 target cash incentive compensation, $200,000.

(21)
Pursuant to the terms of his employment agreement, upon Mr. Rotsztain’s termination of employment due to disability or death, Mr. Rotsztain or his estate was entitled to any accrued and unpaid salary as well as any accrued but unused PTO and appropriate expense reimbursements. Mr. Rotsztain or his estate was also entitled to receive cash incentive compensation for such fiscal year on a pro rata basis, based on the target amount. Since the table assumes termination as of December 31, 2014, the amount reflected in the table includes the full amount of Mr. Rotsztain’s 2014 target incentive compensation, $200,000.

(22)
This amount reflects 12 months accelerated vesting of 55,661 stock options, of which the fair market value of our Common Stock as of December 31, 2014 of $9.02 exceeded the exercise price of 48,731 options.

(23)	This amount reflects the accelerated vesting of 84,885 stock options, of which the fair market value of our Common Stock as of December 31, 2014 of $9.02 exceeded the exercise price of 69,043 options.

(24)	This amount reflects 12 months accelerated vesting and payment of 52,272 restricted stock units and restricted stock awards based on a price per share as of December 31, 2014 of $9.02.

(25)	This amount reflects accelerated vesting and payment of 82,714 restricted stock units and restricted stock awards based on a price per share as of December 31, 2014 of $9.02.

(26)
Pursuant to the terms of his employment agreement, upon Mr. Scott’s termination of employment due to voluntary resignation or termination for cause, Mr. Scott was entitled to any accrued and unpaid salary as well as any accrued but unused PTO and appropriate expense reimbursements. The entire amount of $27,031 represents accrued but unused PTO.

(27)
Pursuant to the terms of his employment agreement, Mr. Scott was entitled to payment of 12 months’ continued base salary plus a pro rata portion of the cash incentive compensation which he would have otherwise been paid had his employment not terminated, based on the amount that would actually have been earned. Since the table assumes termination as of December 31, 2014, Mr. Scott’s pro rata incentive compensation payment is reflected as the full amount of the cash incentive compensation payable to him for the assumed year of termination based upon actual performance results. The amount set forth in the table is equal to 1 time Mr. Scott’s 2014 base salary, $325,000, plus the full amount of Mr. Scott’s 2014 earned cash incentive compensation, $265,000, plus accrued PTO of $27,031.

(28)
Pursuant to the terms of his employment agreement, Mr. Scott was entitled to payment of 12 months’ base salary; plus a lump sum amount equal to his target cash incentive compensation for the fiscal year in which his termination occurs; plus pro rata portion of the cash incentive compensation which he would have otherwise been paid for the year in which his termination occurs had his employment not terminated based on his target cash incentive compensation amount for that year. Since the table assumes termination as of December 31, 2014, Mr. Scott’s pro rata incentive compensation payment is reflected as the full amount of the target cash incentive compensation payable to him for the assumed year of termination. The amount set forth in the table is equal to 1 times Mr. Scott’s 2014 base salary, $325,000, plus Mr. Scott’s 2014 target cash incentive compensation amount, $275,000, plus the full amount of Mr. Scott’s 2014 target cash incentive compensation, $275,000, plus accrued PTO of $27,031.

(29)
Pursuant to the terms of his employment agreement, upon Mr. Scott’s termination of employment due to disability or death, Mr. Scott or his estate was entitled to any accrued and unpaid salary as well as any accrued but unused PTO and appropriate expense reimbursements. Mr. Scott or his estate was also entitled to receive cash incentive compensation for such fiscal year on a pro rata basis, based on the target amount. Since the table assumes termination as of December 31, 2014, the amount reflected in the table includes the full amount of Mr. Scott’s 2014 target incentive compensation, $275,000, and Mr. Scott’s accrued but unused PTO, $27,031.

(30)
This amount reflects 12 months accelerated vesting of 54,025 stock options, of which the fair market value of our Common Stock as of December 31, 2014 of $9.02 exceeded the exercise price of 48,250 options.

(31)	This amount reflects the accelerated vesting of 76,451 stock options, of which the fair market value of our Common Stock as of December 31, 2014 of $9.02 exceeded the exercise price of 63,250 options.

(32)	This amount reflects 12 months accelerated vesting and payment of 40,481 restricted stock units and restricted stock awards based on a price per share as of December 31, 2014 of $9.02.

(33)	This amount reflects accelerated vesting and payment of 64,350 restricted stock units and restricted stock awards based on a price per share as of December 31, 2014 of $9.02.

(34)
Pursuant to the terms of her employment agreement, upon Ms. Roady’s termination of employment due to voluntary resignation or termination for cause, Ms. Roady was entitled to any accrued and unpaid salary as well as any accrued but unused PTO and appropriate expense reimbursements. The entire amount of $17,500 represents accrued but unused PTO.

(35)
Pursuant to the terms of her employment agreement, Ms. Roady was entitled to payment of 12 months’ continued base salary plus a pro rata portion of the cash incentive compensation which she would have otherwise been paid had her employment not terminated, based on the amount that would actually have been earned. Since the table assumes termination as of December 31, 2014, Ms. Roady’s pro rata incentive compensation payment is reflected as the full amount of the cash incentive compensation payable to her for the assumed year of termination based upon actual performance results. The amount set forth in the table is equal to 1 times Ms. Roady’s 2014 base salary, $325,000, plus the full amount of Ms. Roady’s 2014 earned cash incentive compensation, $245,000, and accrued PTO of $17,500.

(36)
Pursuant to the terms of her employment agreement, Ms. Roady was entitled to payment of 12 months’ base salary; plus a lump sum amount equal to her target cash incentive compensation for the fiscal year in which her termination occurs; plus pro rata portion of the cash incentive compensation which she would have otherwise been paid for the year in which her termination occurs had her employment not terminated based on her target cash incentive compensation amount for that year. Since the table assumes termination as of December 31, 2014, Ms. Roady’s pro rata incentive compensation payment is reflected as the full amount of the target cash incentive compensation payable to her for the assumed year of termination. The amount set forth in the table is equal to 1 times Ms. Roady’s 2014 base salary, $325,000, plus Ms. Roady’s 2014 target cash incentive compensation amount, $225,000, plus the full amount of Ms. Roady’s 2014 target cash incentive compensation, $225,000, plus accrued PTO of $17,500.

(37)
Pursuant to the terms of her employment agreement, upon Ms. Roady’s termination of employment due to disability or death, Ms. Roady or her estate was entitled to any accrued and unpaid salary as well as any accrued but unused PTO and appropriate expense reimbursements. Ms. Roady or her estate was also entitled to receive cash incentive compensation for such fiscal year on a pro rata basis, based on the target amount. Since the table assumes termination as of December 31, 2014, the amount reflected in the table includes the full amount of Ms. Roady’s 2014 target incentive compensation, $250,000, and Ms. Roady’s accrued but unused PTO, $17,500.

(38)
This amount reflects 12 months accelerated vesting of 47,448 stock options, of which the fair market value of our Common Stock as of December 31, 2014 of $9.02 exceeded the exercise price of 42,250 options.

(39)	This amount reflects the accelerated vesting of 69,131 stock options, of which the fair market value of our Common Stock as of December 31, 2014 of $7.51 exceeded the exercise price of 57,250 options.

(40)	This amount reflects 12 months accelerated vesting and payment of 38,039 restricted stock units and restricted stock awards based on a price per share as of December 31, 2014 of $9.02.

(41)	This amount reflects accelerated vesting and payment of 60,840 restricted stock units and restricted stock awards based on a price per share as of December 31, 2014 of $9.02.

Pension Benefits
The Company does not sponsor any defined benefit pension plans for its employees, including the Named Executive Officers.
Nonqualified Deferred Compensation
The Company has a nonqualified deferred compensation plan for its employees, including the Named Executive Officers. None of the Named Executive Officers contributed to the nonqualified deferred compensation plan in 2014.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) contained in the Company’s 2015 proxy statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in this proxy statement and included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
Respectfully submitted by the Compensation Committee of the Board of Directors.
Christopher Sugden, Chairman
Peter Quick
Joseph Schenk
The information contained in the foregoing report shall not be deemed to be “filed” or to be “soliciting material” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in a filing.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing the Company’s financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.gaincapital.com.
The Audit Committee has met and held discussions with management and the independent auditors, both separately and together. Management has represented to the Audit Committee that the Company’s audited financial statements for 2014 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. Finally, the Audit Committee has discussed with the Company’s independent auditors the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.
In its oversight function, the Audit Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent auditors are in fact “independent.”
Based upon the Audit Committee’s discussions with management and the independent auditors as described above and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.
Respectfully submitted by the Audit Committee of the Board of Directors.
Joseph Schenk, Chairman
Peter Quick
Christopher Sugden
The information contained in the foregoing report shall not be deemed to be “filed” or to be “soliciting material” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in a filing.

PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table sets forth the aggregate fees for services related to the years ended December 31, 2013 and 2014 provided by Deloitte & Touche LLP, our independent registered public accounting firm (amounts in thousands).

	2013	2014
Audit Fees(a)	$1,466	$1,452
Audit-Related Fees(b)	297	116
Tax Fees(c)	118	78
Total:	$1,881	$1,646

(a)
Audit Fees represent fees paid for professional services rendered for the audit of our annual consolidated financial statements and review of quarterly financial statements, as well as services provided in connection with other SEC filings.

(b)	Represents assurance and other services not directly related to the audit of the consolidated financial statements.

(c)	Tax Fees represent fees for professional services related to tax reporting, compliance and transaction services assistance.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services, including tax services, to be provided by our independent auditors. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent auditor’s annual engagement letter for the audits and reviews, in management’s annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by, or higher fees of, the independent auditors. All other services to be provided by the independent auditors are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent auditors’ independence and whether the independent auditors are best positioned to provide the most effective and efficient service.

PROPOSAL NO. 2
APPROVAL OF THE GAIN CAPITAL HOLDINGS, INC.
2015 OMNIBUS INCENTIEV COMPENSATION PLAN

General
On September 30, 2015, our Board adopted, subject to shareholder approval, the GAIN Capital Holdings, Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”). We currently maintain the GAIN Capital Holdings, Inc. 2010 Omnibus Incentive Compensation Plan (the “Prior Plan”), which will be merged into the 2015 Plan.
Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1,000,000 per fiscal year, with an exception for “qualified performance-based compensation.” As we were a recently public company, our Prior Plan was previously eligible for an exemption for a transitional period, but ceased being eligible for this transition relief.
With the expiration of the transition relief, our Board has determined that it would be in the best interests of the Company and our shareholders to adopt the 2015 Plan, which builds on the effectiveness of the Prior Plan. The 2015 Plan will continue the flexibility of granting equity awards that are structured to comply with the qualified performance-based compensation exception under Section 162(m).
The 2015 Plan will not be effective if our shareholders do not approve it. Accordingly, our shareholders are being asked to approve the 2015 Plan so that we may continue our long-term incentive program, which aligns the interests of our employees, non-employee directors and key advisors with those of our shareholders.
This proposal, if approved by shareholders, will authorize us to grant equity awards with respect to a total of 5,800,000 shares, plus the number of shares subject to outstanding equity awards granted under the Prior Plan, with this total number subject to adjustment as described below.
Rationale for Approval
The 2015 Plan has been designed to improve the Prior Plan, so as to more closely align the interests of participants and shareholders. These improvements include:

•
Removal of the “liberal share recycling” provision - i.e., under the 2015 Plan, shares tendered or withheld in payment of the exercise price for awards or in satisfaction of withholding taxes and shares covered by a stock-settled stock appreciation right that were not issued upon the settlement of the stock appreciation right will not again be available for issuance.

•	Removal of the “evergreen” provision - i.e., under the 2015 Plan, the maximum number of shares that can be issued will be fixed and cannot be increased in the future without shareholder approval.

•	Addition of a requirement that all options, restricted stock awards and stock appreciation rights have a vesting period of at least one year.

•
Addition of further limitations on the granting of awards - i.e., no more than 500,000 shares may be granted to non-employee directors in any calendar year, and no more than 1,000,000 shares may granted to any participant in any calendar year.

Consequences of Non-Approval
If shareholder approval is not obtained, the adoption of the 2015 Plan will become null and void and the Prior Plan will remain in effect. As a result of Section 162(m), the granting of future equity awards to certain highly compensated employees may not be fully tax deductible. In addition, the Prior Plan was, as of June 30, 2015, authorized to grant only 3,145,297 more shares. As such, failure to obtain shareholder approval may limit our ability to grant equity awards, which provide a critical tool in recruiting and maintaining our employees, directors and key advisors, as well as align their interests with those of our shareholders.

Summary of the 2015 Plan
The following is a brief description of the material features of the 2015 Plan. The full text of the 2015 Plan is attached to this proxy statement as Annex A.
Purpose
The purpose of the 2015 Plan is to attract and retain employees, non-employee directors and consultants and advisors. It is intended that the 2015 Plan will provide an incentive to participants to contribute to our economic success by aligning the economic interests of participants with those of our shareholders.
Eligibility
All of our employees and employees of our subsidiaries are eligible to receive grants under the 2015 Plan. In addition, consultants and key advisors for us and our subsidiaries, as well as our non-employee directors, may receive grants under the 2015 Plan.
Administration
The 2015 Plan will be administered by our Compensation Committee (“the Committee”), and the Committee will determine all of the terms and conditions applicable to grants under the 2015 Plan. The Committee will also determine who will receive grants under the 2015 Plan and the number of shares of our Common Stock that will be subject to such grants.
Shares Available
The total number of shares of our Common Stock available for issuance under the 2015 Plan is 5,800,000, plus the number of shares subject to outstanding equity awards granted under the Prior Plan, with this total number subject to adjustment as described below in “Adjustments”. If an award (including under the Prior Plan) terminates, expires, is canceled or is forfeited, then the shares subject to that award shall again be available for issuance under the 2015 Plan.
Award Limits
Subject to the adjustments described below, the 2015 Plan includes the following limitations on the granting of awards per calendar year:

•	No participant is eligible to receive awards measured by shares in excess of 1,000,000 shares in the aggregate.

•	No participant is eligible to receive awards in the form of options or stock appreciation rights in excess of 1,000,000 shares in the aggregate.

•	No participant is eligible to receive awards measured in cash dollars in excess of $8,000,000 in the aggregate. This limitation is to be measured at the time the grant is made.

•	No non-employee director is eligible to receive shares in excess of 500,000.

Adjustments
In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our Common Stock after the 2015 Plan becomes effective, the Committee will make adjustments as it deems appropriate to the maximum number of shares of our Common Stock reserved for issuance as grants, the maximum number of shares of our Common Stock that any individual participating in the 2015 Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the 2015 Plan and the price per share or market value of any outstanding grants.
Types of Awards
The 2015 Plan provides for the issuance of incentive stock options (ISOs), nonqualified stock options (NQSOs), stock awards, stock units, stock appreciation rights (SARs) and other stock-based awards. The 2015 Plan also provides for the issuance of cash bonus awards (including cash awards intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m)) to selected executive employees.

Options
Under the 2015 Plan, the Committee may grant awards in the form of options to purchase shares of our Common Stock, and the Committee will determine the exercise price of such options and the amount of such options to grant. Options may not vest in a period of less than one year from date of grant.
The Committee may grant options that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, or nonqualified stock options, which are not intended to so qualify. ISOs may only be granted to employees. Anyone eligible to participate in the 2015 Plan may receive a grant of NQSOs.
The exercise price of an option granted under the Plan cannot be less than the fair market value of a share of our Common Stock on the date the option is granted. If an ISO is granted to a 10% shareholder, the exercise price cannot be less than 110% of the fair market value of a share of our Common Stock on the date the option is granted. The exercise price for any option is generally payable (i) in cash, (ii) in certain circumstances as permitted by our Committee, by the surrender of shares of our Common Stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with procedures established by the Federal Reserve Board or (iv) by another method approved by the Committee. In addition, to the extent a NQSO is at the time exercisable for vested shares of our Common Stock, all or any part of that vested portion may be surrendered to us for an appreciation distribution payable in shares of our Common Stock with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the shares of our Common Stock subject to the surrendered portion exceeds the aggregate exercise price.
The term of an option cannot exceed ten years from the date of grant, except that if an ISO is granted to a 10% shareholder, the term cannot exceed five years from the date of grant.
Except as provided in the grant instrument or as otherwise determined by the Committee, an option may only be exercised while a participant is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service.
Stock Awards
Under the 2015 Plan, a stock award is an award of our Common Stock that may be subject to restrictions as the Committee determines. The restrictions, if any, may lapse over a specified period of employment or based on the satisfaction or pre-established criteria, in installments or otherwise, as the Committee may determine, provided that the Committee may not specify a restriction period of less than one year.
Except to the extent restricted under the grant instrument relating to the stock award, a participant will have all of the rights of a shareholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares. All unvested stock awards are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise.
Stock Units
Under the 2015 Plan, stock units are phantom units that represent shares of our stock. Stock units become payable on terms and conditions determined by the Committee and will be payable in cash or shares of our stock as determined by the Committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless the Committee determines otherwise.
Stock Appreciation Rights
Under the 2015 Plan, upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount set forth in the grant instrument. Such payment to the participant will be in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock, as determined by the Committee. SARs granted in connection with an option will have a base amount equal to the related option. If the SAR is not granted in connection with an option, the base amount will be equal to or greater than the fair market value of our Common Stock on the date the SAR is granted.
The Committee will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. SARs may not vest in a period less than one year from date of grant and may not have a term longer than ten years. SARs may be exercised while the participant is employed by us or providing service to us or within a specified period of time after termination of such employment or service, or as determined by the Committee.
Performance Units
Under the 2015 Plan, a performance unit may be structured either as an interest in a bonus pool or as a right to receive a targeted dollar amount. The payout, if any, under a performance unit will be dependent upon the achievement of pre-established corporate performance objectives based on one or more performance goals set by the Committee and may be made subject to satisfaction of service-based vesting requirements. The Committee will determine whether to pay performance units in cash, shares of our Common Stock or a combination of the two.
Other Stock-Based Awards
Under the 2015 Plan, the Committee may grant other types of awards that are based on, measured by or payable in shares of our Common Stock. The Committee will determine the terms and conditions of such awards. Other stock-based awards may be payable in cash, shares of our Common Stock or a combination of the two.
Dividend Equivalents
Under the 2015 Plan, the Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under the 2015 Plan. Dividend equivalents entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of our Common Stock or in a combination of the two, as determined by the Committee. The Committee will determine whether dividend equivalents will be conditioned upon the exercise, vesting or payment of the grant to which they relate and the other terms and conditions of the grant.
Qualified Performance-Based Compensation
Under the 2015 Plan, the Committee may impose performance goals that must be met with respect to grants of stock awards, stock units, other stock-based awards and dividend equivalents that are intended to meet the exception for qualified performance-based compensation under Section 162(m). Prior to or soon after the beginning of a performance period, the Committee will establish the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met and any other conditions. The performance goals, to the extent designed to meet the requirements of Section 162(m), will be based on one or more of the following criteria: cash flow; earnings (including gross margin, earnings before interest and taxes; earnings before taxes; earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation; earnings before interest, taxes, depreciation and amortization; and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average shareholder equity; total shareholder return or growth in total shareholder return; return on capital; return on assets or net assets; invested capital; required rate of return on capital or return on invested capital; revenue; growth in revenue or return on sales; income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; collections and recoveries; property purchases; sales; investments; litigation and regulatory resolution goals; leases, contracts or financings (including renewals, overhead, savings, general and administrative and other expense control goals); budget comparisons; growth in shareholder value relative to the growth of an equity index, or another peer group or peer group index; credit rating; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations; formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance our revenue or profitability or to enhance our customer base; or mergers and acquisitions.
If dividend equivalents are granted as qualified performance-based compensation, the maximum amount of dividend equivalents that may be accrued by a participant in a calendar year is $1,000,000.
Cash Bonus Awards
Under the 2015 Plan, the Committee may grant cash bonus awards (which are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m)) to executive employees as selected by the Committee.

The Committee will impose and specify the performance goals that must be met with respect to the grant of cash bonus awards and the performance period for the performance goals. To satisfy the requirements of Section 162(m) for qualified performance-based compensation, the Committee will establish in writing the (i) performance goals that must be met in order to receive payment for the bonus award, (ii) maximum amounts to be paid if the performance goals are met, (iii) performance threshold levels that must be met to receive payment for the bonus award and (iv) any other conditions the Committee determines to be consistent with the requirements of Section 162(m).
The Committee will use performance goals based on one or more criteria as described above for qualified performance-based compensation and may relate to one or more business units, our performance, the performance of our subsidiaries as a whole, or any combination of the foregoing. Prior to, or soon after the beginning of, the performance period (or such other date as required or permitted under Section 162(m)), the Committee will establish in writing the performance goals that must be met for each bonus award.
For purposes of Section 162(m), the bonus awards can only be granted with awards designated as “qualified performance-based compensation.” The Committee may reduce (but may not increase) the amount paid for the performance goals met based on their assessment of personal performance and other factors and such reduction will not result in an increase of any other bonus award paid.
The Committee will certify the performance results for the performance period after the performance period ends and will determine the amount, if any, to be paid pursuant to each bonus award based on the (i) achievement of the performance goals, (ii) Committee’s discretion to reduce any bonus awards and (iii) satisfaction of all other terms of the bonus awards. Upon Committee certification, payment of bonus awards will be made on or after the close of the performance period, but not later than two and one-half months after the close of the calendar year in which the performance period ends (provided that such payment does not affect other grants or bonuses awarded or has been deferred).
The executive employee must remain employed by us through the last day of the performance period in order to receive payment of a bonus award. The Committee will determine if, and under what circumstances, payment of a bonus award will be made if termination of employment occurs prior to the end of a performance period. If a change of control occurs prior to the end of a performance period, the Committee may determine the amount and time at which bonus awards will be awarded to an executive employee who was awarded a bonus award and is employed by us during the performance period in which the change of control occurred.
Separate and apart from the cash bonus awards, the Committee may also grant to selected executive employees other bonuses which may be based on individual performance, our performance, or such other criteria as determined by our Committee.
Transfer
Unless permitted by the Committee or specifically provided in a grant instrument (other than for ISOs), a participant may not sell, assign or transfer an award prior to exercise or settlement, other than pursuant to a will, the laws of descent and distribution, a domestic relations order or a beneficiary designation permitted under the terms of the 2015 Plan. Notwithstanding the foregoing, the Committee may provide, in the grant instrument, that a participant may transfer a NQSO to family members or trusts for the benefit of family members, consistent with applicable securities laws.
Change of Control
If we experience a change of control, unless the Committee determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse and all participants holding stock units, dividend equivalents and all stock units, performance units, other stock-based awards and dividend equivalents will become fully vested and will be paid at their target values, or in such greater amounts as the Committee may determine.
The Committee may also provide that:

•
participants will be required to surrender their outstanding stock options and SARs in exchange for a payment, in cash or shares of our Common Stock, equal to the difference between the exercise price and the fair market value of the underlying shares of Common Stock;

•
after participants have the opportunity to exercise their stock options and SARs, any unexercised stock options and stock appreciation rights will be terminated on the date determined by our Committee; or

•
all outstanding stock options and SARs not exercised will be assumed or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation) and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) as determined by the Committee.

In general, a change of control under the Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50.0% of our then outstanding voting securities;

•
if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	if we sell or dispose of all or substantially all of our assets;

•	if we are liquidated or dissolved; or

•
if a majority of the members of our board of directors is replaced during any 12-month period or less by directors whose appointment or election is not endorsed by a majority of the incumbent directors.

Amendment and Termination; No Repricing without Shareholder Approval
Our Board of Directors may amend or terminate the 2015 Plan at any time, except that our shareholders must approve any amendment if such approval is required in order to comply with the Internal Revenue Code, applicable laws or applicable stock exchange requirements. Without shareholder approval, the terms of outstanding grants may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs.
Unless terminated sooner by our Board of Directors or extended with shareholder approval, the 2015 Plan will terminate on September 29, 2025, which is the day immediately preceding the tenth anniversary of the date it was approved by our Board.
The amount of any future benefits that maybe received by any one individual or group of individuals under the 2015 Plan is not presently knowable.
U.S. Federal Income Tax Consequences of Awards
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences associated with the 2015 Plan. The federal tax laws are complex and subject to change, and the tax consequences for any participant in the 2015 Plan will depend on his or her individual circumstances.
Incentive Stock Options

The grant of an ISO will not result in an income event for the participant or in a tax deduction for the Company. However, the excess of the fair market value of the shares of ordinary shares as of the date of exercise less the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax.

If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, less the exercise price will be taxable as ordinary income to the participant at the time of disposition, and a corresponding deduction will be allowable to the Company.

Special rules apply in the event that all or a portion of the exercise price is paid in the form of ordinary shares of the Company.
Nonqualified Stock Options

The grant of a NQSO will not result in an income event for the participant or in a tax deduction for the Company. Upon the exercise of a NQSO, the excess of the fair market value of the underlying ordinary shares on the exercise date less the stock option exercise price will be taxable as income to the participant and will be subject to the applicable withholding taxes. The Company is generally entitled to a tax deduction at the same time in the same amount. The participant’s tax basis for shares received pursuant to the exercise of an NQSO will equal the sum of the income recognized and the exercise price. Gain or loss upon a subsequent sale of any shares received upon the exercise of NQSOs will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

Special rules apply in the event that all or a portion of the exercise price is paid in the form of ordinary shares of the Company.
Stock Awards

A participant will not recognize any income upon the receipt of restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within 30 days of receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If an election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If an election is not made, the participant will generally recognize ordinary income on the date that the shares are no longer subject to restrictions, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares. The Company is generally entitled to a tax deduction at the time the participant recognizes ordinary income, in the same amount.

Stock Units

The grant of an award of stock units will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of the award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company will generally be entitled to a tax deduction in the same amount.

Stock Appreciation Rights

The grant of a SAR will not result in an income event for the participant or in a tax deduction for the Company. Upon the exercise of a SAR, the excess of the fair market value of the underlying ordinary shares on the exercise date less the option exercise price will be taxable as income to the participant and will be subject to the applicable withholding taxes. Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

Performance Units

No income generally will be recognized upon the grant of performance shares or performance units. The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of case received and the fair market value of any non-restricted shares of Common Stock received in satisfaction of a grant of performance shares or performance units.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m).

Deferrals
The Committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of our Common Stock that would otherwise be due to the participant in connection with a grant under the 2015 Plan. The

Committee will establish the rules and procedures applicable to any such deferrals, intended to be consistent with the requirements of Section 409A of the Internal Revenue Code.
Foreign Participants
If any individual who receives a grant under the 2015 Plan is subject to taxation in countries other than the United States, the 2015 Plan provides that the Committee may make grants to such individuals on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable countries.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2015 PLAN.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has appointed the independent registered public accounting firm of Deloitte & Touche LLP as the independent auditors to examine our financial statements for the fiscal year ending December 31, 2015 and has recommended to the Board that such appointment be submitted to our stockholders for ratification. Deloitte & Touche LLP has served as our independent auditors and have been engaged to audit the Company’s financial statements beginning as of and for the year ended December 31, 2003. Representatives from Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions from those attending the meeting.
Although stockholder ratification of the appointment of our independent auditors is not required by our bylaws or otherwise, we are submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.
Vote Required for Approval
The affirmative vote of a majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent auditors.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

ANNUAL REPORT AND COMPANY INFORMATION
A copy of our 2014 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to stockholders upon payment of photocopying charges.
STOCKHOLDER PROPOSALS
Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2016 annual meeting must be received by us no later than the close of business on June 17, 2016. If we do not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the annual meeting in 2016 by September 1, 2016, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2016 annual meeting.
In order for a stockholder to nominate a person for election to the Board of Directors or bring other business before the 2016 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.
By Order of the Board of Directors.

Diego Rotsztain
Secretary
Dated: October 15, 2015

GAIN CAPITAL HOLDINGS, INC C/O BROADRIDGE 1717 ARCH STREET, SUITE 1300 PHILADELPHIA, PA 19103
VOTE BY INTERNET
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VOTE BY MAIL
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GAIN CAPITAL HOLDINGS, INC
The Board of Directors recommends you vote FOR the following:
1.	Election of Director
	Nominees:			For	Against	Abstain
	01)	Christopher Sugden		☐	☐	☐
The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain
2.	To approve the GAIN Capital Holdings, Inc. 2015 Omnibus Incentive Compensation Plan.								☐	☐	☐
3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.								☐	☐	☐
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

GAIN CAPITAL HOLDINGS, INC
Annual Meeting of Stockholders
November 30, 2015 2:30 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Glenn H. Stevens, Chief Executive Officer, and Diego Rotsztain, General Counsel and Secretary, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GAIN CAPITAL HOLDINGS, INC that the shareholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:30 PM, EDT on November 30, 2015, via live webcast at www.virtualshareholdermeeting.com/gcap2015AM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

ANNEX A
GAIN CAPITAL HOLDINGS, INC.

2015 OMNIBUS INCENTIVE COMPENSATION PLAN

Effective as of the Effective Date (as defined below), the GAIN Capital Holdings, Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan ”) is hereby established as a successor to the 2010 Equity Compensation Plan (the “2010 Plan ”). The 2010 Plan is hereby merged with and into this Plan effective as of the Effective Date, and no additional grants shall be made thereafter under the 2010 Plan. Outstanding grants under the 2010
Plan shall continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2010 Plan, as applicable), and the shares with respect to outstanding grants under the 2010 Plan shall be issued or transferred under this Plan.

The purpose of the Plan is (i) to provide employees of GAIN Capital Holdings, Inc. (the “Company”) and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries and non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, performance units and other stock-based awards, and (ii) to provide selected executive employees with the opportunity to receive bonus awards that are considered “qualified performance-based compensation” under section 162(m) of the Code (as defined below).

The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective as of the closing of the first underwritten public offering of the common stock of the Company, subject to approval by the stockholders of the Company.

Section 1. Definitions
The following terms shall have the meanings set forth below for purposes of the Plan:
(a) “Board” shall mean the Board of Directors of the Company.

(b) “Bonus Award” shall mean a bonus awarded under the Plan that is designated as “qualified performance-based compensation” under section 162(m) of the Code, as described in Section 15.

(c) “Cause” shall mean, except to the extent specified otherwise by the Committee (or as provided in a Participant’s employment agreement or in a Grant Instrument) , a finding by the Committee that the Participant (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(d) Unless otherwise set forth in a Grant Instrument, a “Change of Control” shall be deemed to have occurred if:

(i)     Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(ii)     The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own in substantially the same proportion as ownership immediately prior to the merger or consolidation, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

(iii)     A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section
409A of the Code or otherwise.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. With respect to Grants and Bonus Awards that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code. The Committee shall also consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.
(g) “Company” shall mean GAIN Capital Holdings, Inc. and shall include its successors.
(h) “Company Stock” shall mean common stock of the Company.

(i) “Disability” or “Disabled” shall mean a Participant’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long -term disability plan applicable to the Participant or as otherwise determined by the Committee.

(j) “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Company Stock in consideration other than cash.

(k) “Effective Date” of the Plan shall mean the day on which this Plan is adopted by the Board.

(l) “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(m) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, Performance Units and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be both an Employee, Key Advisor and member of the Board).

(n) “Employer” shall mean the Company and each of its subsidiaries.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p) “Exercise Price” shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(q) “Fair Market Value ” shall mean:

(i)     If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the closing price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock on the relevant date, as reported by the OTC Bulletin Board or, if shares are not reported on the OTC Bulletin Board, as determined by the Committee through any reasonable valuation method authorized under the Code.

(ii)     If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

(r) “Grant” shall mean an Option, SAR, Stock Award, Stock Unit, Performance Unit, Other Stock-Based Award or Bonus Award granted under the Plan.

(s) “Grant Instrument” shall mean the written or electronic agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(t) “Incentive Stock Option ” shall mean an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(u) “Key Advisor” shall mean a consultant or advisor of the Employer.

(v) “Non- Employee Director” shall mean a member of the Board who is not an Employee.

(w) “Nonqualified Stock Option ” shall mean an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(x) “Option ” shall mean an option to purchase shares of Company Stock, as described in Section 6.

(y) “Other Stock- Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 11.

(z) “Plan ” shall mean this GAIN Capital Holdings, Inc. 2015 Omnibus Incentive Compensation Plan, as in effect from time to time.

(aa) “Participant” shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.

(bb) “Performance Unit ” shall mean a performance unit award, as described in Section 10.

(cc) “SAR” shall mean a stock appreciation right, as described in Section 9.

(dd) “Stock Award” shall mean an award of Company Stock, as described in Section 7.

(ee) “Stock Unit ” shall mean an award of a phantom unit representing a share of Company Stock, as described in Section 8.

Section 2. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Compensation Committee must be authorized by a disinterested majority of the Board. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants or Bonus Awards shall be made under the Plan, (ii) determine the type, size and terms of the Grants or Bonus Awards to be made to each such individual, (iii) determine the time when the Grants or Bonus Awards will be made, (iv) determine the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, provided however that Grants shall generally vest over a period of at least one year from date of grant (v) amend the terms of any previously issued Grant or Bonus Award, subject to the provisions of Section 20 below, and (vi) deal with any other matters arising under the Plan.

(c) Committee Determinations . The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

Section 3. Grants

Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, Performance Units as described in Section 10 and Other Stock-Based Awards as described in Section 11. Bonus Awards may be granted as described in Section 15. All Grants and Bonus Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants and Bonus Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant or Bonus Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant or Bonus Award. Grants and Bonus Awards under a particular Section of the Plan need not be uniform as among the Participants.

Section 4. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be equal to the sum of the following: (i) 5,800,000 shares, plus (ii) the number of shares of Company Stock subject to outstanding grants under the 2010 Plan as of the Effective Date.

(b) Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the 2010 Plan) terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any Stock Awards, Stock Units or Other Stock-Based Awards (including Stock Awards granted under the 2010 Plan) are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan. For avoidance of doubt, the following shares shall not again become available for Grants or increase the number of shares available for grant under Section 4(a): (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option issued under this Plan or the 2010 Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant or a 2010 Plan Grant, (iii) shares repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the 2010 Plan, and (iv) shares subject to a SAR issued under this Plan or the 2010 Plan that are not issued in connection with the stock settlement of that SAR upon its exercise.

(c) Individual Limits. Each person participating in the Plan shall be subject the following limitations:

(i)for Grants measured in shares of Company Stock (whether payable in Company Stock, cash or a combination of both), the maximum number of shares of Company Stock for which such Grants may be made to such person in any calendar year shall not exceed 1,000,000 shares of Company Stock in the aggregate;,
(ii)for Grants measured in Options or SARs, the maximum number of shares of Company Stock for which such Grants may be made to such person in any calendar year shall not exceed 1,000,000 shares of Company Stock in the aggregate;

(iii)for Grants measured in cash dollars (whether payable in cash, Company Stock or a combination of both), the maximum dollar amount for which such Grants may be made to such person in any calendar year shall not exceed $8,000,000 in the aggregate, with such limitation to be measured at the time the Grant is made;

(iv)for Grants to non-Employee Directors, the maximum number of shares of Company Stock that may be made in any one calendar year shall not exceed 500,000; and

(v)Such per-person limits shall not be adjusted to effect a restoration of shares of Company Stock with respect to which the related Grant is terminated, surrendered or canceled.

(d) Adjustments. If, after the Effective Date, there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 14 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

Section 5. Eligibility for Participation

(a) Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

Section 6. Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b) Type of Option and Exercise Price.

(i)     The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)     The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument, but in no event may such Options vest in less than one year from date of grant. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e) Termination of Employment, Disability or Death.

(i)     Except as provided below, an Option may only be exercised while the Participant is employed by, or providing service to, the Employer as an Employee, member of the Board or Key Advisor.

(ii)     In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii)    In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant’s termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv)     In the event the Participant ceases to be employed by, or provide service to, the Employer because the Participant is Disabled, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v)     If the Participant dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Participant ceases to be employed or provide service on account of a termination specified in Section 6(f)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(f) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise and payment of the Exercise Price and applicable withholding taxes to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. In addition, to the extent an Option, other than an Incentive Stock Option, is at the time exercisable for vested shares of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, subject to such conditions and limitations as the Committee may impose in its sole discretion. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

Section 7. Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time (but in no event less than one year) or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 18(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(f) Lapse of Restrictions . All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 8. Stock Units

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non- Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units . Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 9. Stock Appreciation Rights

The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a) General Requirements. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR. SARs may not vest in a period less than one year from date of grant.

(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument, which shall not exceed a period of ten (10) years measured from the date of grant, and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(e) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f) Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 10. Performance Units

The Committee shall have the discretionary authority to make Performance Unit awards in accordance with the terms of this Section 10. The following provisions are applicable to Performance Unit awards:

(a) General Requirements. A Performance Unit award shall represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals or the right to receive a targeted dollar amount tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool, if any, by the total number of Performance Units issued and outstanding at the completion of the applicable performance period. Similarly, the targeted dollar amount may vary with the level at which the applicable performance objectives are attained and the value of the Performance Units which becomes due and payable upon the attained level of performance shall be determined based on the threshold, target and maximum amounts that may be paid if the performance goals are met.

(b) Continued Employment or Service Requirement. Performance Units may also be structured to include a requirement that the Participant continue to be employed by, or providing service to, the Employer following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

(c) Payment with Respect to Performance Units. Payments with respect to Performance Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

(d) Requirement of Employment or Service. If a Participant ceases to be employed by, or providing service to the Company prior to the vesting of Performance Units, or if other conditions established by the Committee are not met, the Participant’s Performance Units shall be forfeited. The Committee may provide for complete or partial exceptions to this requirement as it deems appropriate.

Section 11. Other Stock -Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8, 9 and 10 of the Plan) that are based on or measured by Company Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 12. Dividend Equivalents

The Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

Section 13. Qualified Performance-Based Compensation

The Committee may determine that Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:

(a) Performance Goals.

(i)     When Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the target and, if applicable threshold and/or maximum, amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

(ii)     The performance goal criteria may relate to the Participant’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The performance goal criteria may relate to an individual Participant, one or more business units, divisions or subsidiaries, the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing, and may apply in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: cash flow; earnings (including gross margin, earnings before interest and taxes; earnings before taxes; earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation; earnings before interest, taxes, depreciation and amortization; and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return; return on capital; return on assets or net assets; invested capital; required rate of return on capital or return on invested capital; revenue; growth in revenue or return on sales; income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; collections and recoveries; property purchases; sales; investments; litigation and regulatory resolution goals; leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals); budget comparisons; growth in stockholder value relative to the growth of an equity index, or another peer group or peer group index; credit rating; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations; formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or to enhance its customer base; or mergers and acquisitions.

(b) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Certification of Results. The Committee shall certify and announce the results for each performance period to all affected Participants after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents for the performance period that were considered to be “qualified performance-based compensation” shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as “qualified performance-based compensation” under section 162(m) of the Code, a Participant may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.

(d) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Performance Units, Other Stock- Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Participant’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

Section 14. Consequences of a Change of Control

(a) Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Performance Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify. The actions taken by the Committee pursuant to this section 14 need not be uniform among Participants or among Grants.

Section 15. Bonus Awards

(a) General Requirements. The Committee may grant Bonus Awards that shall be considered “qualified performance-based compensation” under section 162(m) of the Code to Employees who are executive Employees, upon such terms and conditions as the Committee deems appropriate under this Section 15.

(b) Target Bonus Awards and Performance Goals. When the Committee decides to make Bonus Awards under this Section 15, the Committee shall select the executive Employees who will be eligible for Bonus Awards, specify the performance period and establish target Bonus Awards and performance goals for the performance period. The performance period shall be the Company’s fiscal year or such other period as the Committee determines. The Committee shall determine each Participant’s target Bonus Award based on the Participant’s responsibility level, position or such other criteria as the Committee shall determine. A Participant’s target Bonus Award may provide for differing amounts to be paid based on differing thresholds of performance. The Committee shall establish in writing (i) the objective performance goals that must be met in order for the Bonus Awards to be paid for the performance period, (ii) the maximum amounts that may be paid if the performance goals are met, (iii) any threshold levels of performance that must be met in order for Bonus Awards to be paid, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Company shall notify each Participant of the Participant’s target Bonus Award and the applicable performance goals for the performance period.

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the criteria described in Section 13(a)(ii) above. The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform among Participants.

(d) Timing of Establishment of Target Bonus Awards and Goals. The Committee shall establish each Participant’s target Bonus Award and performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Section 162(m) Requirements. A target Bonus Award that is designated as “qualified performance-based compensation” under section 162(m) of the Code may not be awarded as an alternative to any other award that is not designated as “qualified performance-based compensation,” but instead must be separate and apart from all other awards made. The Committee shall not have discretion to increase the amount of compensation that is payable based on achievement of the performance goals, but the Committee may reduce the amount of compensation that is payable based upon the Committee’s assessment of personal performance or other factors. Any reduction of a Participant’s Bonus Award shall not result in an increase in any other Participant’s Bonus Award.

(f) Certification of Results. The Committee shall certify the performance results for the performance period after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Bonus Award based on the achievement of the performance goals, the Committee’s exercise of its discretion to reduce Bonus Awards and the satisfaction of all other terms of the Bonus Awards. Subject to the provisions of Sections 15(i) and Section 16, payment of the Bonus Awards certified by the Committee shall be made in a single lump sum cash payment on or after the close of the performance period, but not later than two and one-half months after the close of the calendar year in which the performance period ends.

(g) Limitations on Rights to Payment of Bonus Awards. No Participant shall have any right to receive payment of a Bonus Award under the Plan for a performance period unless the Participant remains in the employ of the Employer through the last day of the performance period; provided, however, that the Committee may determine that if a Participant’s employment with the Company terminates prior to the end of the performance period, the Participant may be eligible to receive all or a prorated portion of any Bonus Award that would otherwise have been earned for the performance period, under such circumstances as the Committee deems appropriate.

(h) Change of Control. If a Change of Control occurs prior to the end of a performance period, the Committee may determine that each Participant who is then an Employee and was awarded a target Bonus Award for the performance period may receive a Bonus Award for the performance period, in such amount and at such time as the Committee determines; provided however that, to the extent such Bonus Award constitutes deferred compensation under section 409A of the Code, any such payment with respect to the Bonus Award shall be made in compliance with section 409A of the Code.

(i) Discretionary and Other Bonuses . In addition to Bonus Awards that are designated “qualified performance-based compensation” under section 162(m) of the Code, as described above, the Committee may grant to executive Employees such other bonuses as the Committee deems appropriate, which may be based on individual performance, Company performance or such other criteria as the Committee determines. Decisions with respect to such bonuses shall be made separate and apart from the Bonus Awards described in this Section 15.

Section 16. Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Grant or Bonus Award. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

Section 17. Withholding of Taxes

(a) Required Withholding. All Grants and Bonus Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or Bonus Awards or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants or Bonus Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants or Bonus Awards.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

Section 18. Transferability of Grants

(a) Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution. Bonus Awards are not transferable. If a Participant dies, any amounts payable after the Participant’s death pursuant to a Bonus Award shall be paid to the personal representative or other person entitled to succeed to the rights of the Participant.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 19. Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 20. Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements. The terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(b) Termination of Plan . The Plan shall terminate on the day immediately preceding the tenth anniversary of the date on which it is approved by the Board, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant or Bonus Award is made shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 21(f) below.

Section 21. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants or Bonus Awards under the Plan.

(d) Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant or Bonus Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f) Compliance with Law . The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” and Bonus Awards comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants and Bonus Awards comply with, or otherwise be exempt from, the requirements of section 409A of the Code. The Plan and all Grants issued under the Plan shall be administered, interpreted, and construed in a manner consistent with section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under section 409A(a)(1)(B) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant or Bonus Award if it is contrary to law or modify a Grant or Bonus Award to bring it into compliance with any valid and mandatory government regulation. To the extent required under section 409A of the Code, payments or distributions to a Participant who is a “specified employee” (within the meaning of such term under section 409A of the Code) upon his or her separation from service shall be postponed and subject to a six -month delay and shall be paid within 15 days after the end of the six -month period following separation from service or if the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Participant’s estate within 60 days after the date of the Participant’s death. Notwithstanding anything in the Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of a Grant where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(g) Employees Subject to Taxation Outside the United States . With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer. In addition, any Grant which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to any such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any law, government regulation or stock exchange listing requirement).

(i) Governing Law . The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.